    As filed with the Securities and Exchange Commission on July 10, 1997
                                                 Registration No. 333-26183
===========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                            AMENDMENT NO. 3 TO
                                 FORM S-4
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

    OLD KENT FINANCIAL CORPORATION          OLD KENT CAPITAL TRUST I
     (Exact Name of Registrant as          (Exact Name of Registrant as
       Specified in its Charter)            Specified in its Charter)

               MICHIGAN                              DELAWARE
     (State or Other Jurisdiction of    (State or Other Jurisdiction of
     Incorporation or Organization)     of Incorporation or Organization)

                6711                                 6719
     (Primary Standard Industrial          (Primary Standard Industrial
      Classification Code Number)         Classification Code Number)

              38-1986608                           38-6685914
   (IRS Employer Identification No.)     (IRS Employer Identification No.)

                           111 LYON STREET, N.W.
                       GRAND RAPIDS, MICHIGAN 49503
                              (616) 771-5000
 (Address, Including Zip Code, and Telephone Number, Including Area Code,
             of Each Registrant's Principal Executive Offices)

                                            COPIES OF COMMUNICATIONS TO:

           ALBERT T. POTAS                        GORDON R. LEWIS
  SENIOR VICE PRESIDENT OF OLD KENT          WARNER NORCROSS & JUDD LLP
        FINANCIAL CORPORATION                   900 OLD KENT BUILDING
     REGULAR TRUSTEE OF OLD KENT                111 LYON STREET, N.W.
           CAPITAL TRUST I                  GRAND RAPIDS, MICHIGAN 49503
        111 LYON STREET, N.W.                       (616) 752-2752
    GRAND RAPIDS, MICHIGAN 49503
           (616) 771-5000
 (Name, Address, Including Zip Code,
and Telephone Number, Including Area
   Code, of Agent For Service for
          Each Registrant)

         Approximate date of commencement of proposed sale of the
                         securities to the public:
AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  [ ]
                             ________________


                                  CALCULATION OF REGISTRATION FEE
          TITLE OF EACH              AMOUNT TO     PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
       CLASS OF SECURITIES         BE REGISTERED    OFFERING PRICE    AGGREGATE OFFERING    REGISTRATION
        TO BE REGISTERED                             PER UNIT<F1>         PRICE<F1>           FEE<F1>
Capital Securities of Old Kent     $100,000,000          100%           $100,000,000         $30,303.03
Capital Trust I

Floating Rate
Junior Subordinated                     --                --                 --                 N/A
Debentures of Old Kent
Financial Corporation <F2>

Old Kent Financial
Corporation Guarantee                   --                --                 --                 N/A
with respect to Capital
Securities<F3>

Total                              $100,000,000<F4>      100%           $100,000,000<F5>     $30,303.03

<F1> Estimated solely for the purpose of computing the registration fee.

<F2> The Floating Rate Junior Subordinated Debentures were originally purchased by Old Kent Capital Trust I (the "Trust") with the proceeds of the sale of Capital Securities. No separate consideration will be received for the Floating Rate Junior Subordinated Debentures distributed upon liquidation of the Trust.

<F3> No separate consideration will be received for the Old Kent Financial
     Corporation Guarantee.

<F4> This Registration Statement is deemed to cover the rights of holders of the Junior Subordinated Debentures of Old Kent Financial
     Corporation under the Indenture, the rights of holders of Capital Securities of the Trust under the Declaration of Trust and the rights of holders of Capital Securities under the Guarantee.






<F5> Such amount represents the aggregate liquidation amount of the Capital
     Securities to be exchanged hereunder and the principal amount of the Junior Subordinated Debentures that may be distributed upon any liquidation of the Trust.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===========================================================================

PROSPECTUS                     SUBJECT TO COMPLETION, DATED _________, 1997

                         OLD KENT CAPITAL TRUST I

             OFFER TO EXCHANGE ITS FLOATING RATE SUBORDINATED
           CAPITAL INCOME SECURITIES WHICH HAVE BEEN REGISTERED
             UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL
              OF ITS OUTSTANDING FLOATING RATE SUBORDINATED
                         CAPITAL INCOME SECURITIES
             (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
  FULLY AND UNCONDITIONALLY GUARANTEED TO THE EXTENT DESCRIBED HEREIN BY

                      OLD KENT FINANCIAL CORPORATION

         THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
          5:00 P.M., NEW YORK CITY TIME, ON AUGUST 11, 1997,
                            UNLESS EXTENDED.



    Old Kent Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer") to exchange up to $100,000,000 aggregate liquidation amount of its Floating Rate Subordinated Capital Income Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement (as defined herein) of which this Prospectus constitutes a part, for an equal liquidation amount of its outstanding Floating Rate Subordinated Capital Income Securities (the "Old Capital Securities"), of which $100,000,000 aggregate liquidation amount is outstanding. Pursuant to the Exchange Offer, Old Kent Financial Corporation, a Michigan corporation (the "Company"), is exchanging (i) the Old Guarantee for the New Guarantee and
(ii) Old Junior Subordinated Debentures for New Junior Subordinated Debentures in an amount proportionate to the amount of Old Capital Securities exchanged for New Capital Securities in the Exchange Offer. The

New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."

     The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not provide for Additional Distributions (as defined herein) upon a Registration Default (as defined herein), and (iii) the New Junior Subordinated Debentures will not provide for Additional Interest (as defined herein) upon a Registration Default.
See "Description of New Capital Securities" and "Description of Old Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under the Registration Rights Agreement dated as of January 31, 1997 (the "Registration Rights Agreement") among the Company, the Trust and Lehman Brothers Inc. ("Lehman Brothers"), which was the initial purchaser of the Capital
Securities.
                                                  (continued on following page)

     This Prospectus and the Letter of Transmittal are first being mailed to all holders of Old Capital Securities on July 11, 1997.

     SEE "RISK FACTORS" COMMENCING ON PAGE 7 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

     THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



           The date of this Prospectus is July 11, 1997.

(continued from previous page)

    The New Capital Securities and the Old Capital Securities (collectively, the "Capital Securities") represent beneficial interests in the assets of the Trust. The Company is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). Bankers Trust Company is the Property Trustee of the Trust and Bankers Trust (Delaware) is the Delaware Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures. The Junior Subordinated Debentures will mature on February 1, 2027 (the "Stated Maturity Date"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of New Capital Securities--Subordination of Common Securities."

    As used herein, (i) the "Indenture" means the Indenture, dated as of January 31, 1997, as amended and supplemented from time to time, between the Company and Bankers Trust Company, as Debenture Trustee (the "Debenture Trustee"), and (ii) the "Declaration of Trust" means the Amended and Restated Declaration of Trust dated as of January 31, 1997, relating to the Trust among the Company, as Sponsor; Bankers Trust Company, as Property Trustee (the "Property Trustee"); Bankers Trust (Delaware), as Delaware Trustee
(the "Delaware Trustee"); and the Regular Trustees named therein. In addition, as the context may require, unless otherwise expressly stated,
(i) the term "Junior Subordinated Debentures" includes the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and
(ii) the term "Guarantee" includes the Old Guarantee and the New
Guarantee.

     The Trust is making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Certain holders of Old Capital Securities may not be able to participate in the Exchange Offer. See "The Exchange Offer--Resales of New Capital Securities."

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although Lehman Brothers has informed the Company and the Trust that it currently intends to make a market in the New Capital

Securities, it is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. Neither the Company nor the Trust currently intends to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration of Trust (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."
(continued from previous page)

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

    Old Capital Securities may be tendered for exchange prior to 5:00 p.m., New York City time, on August 11, 1997 (the "Expiration Date"), unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Registration Rights Agreement.

     Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions (as defined herein) on such Old Capital Securities for any period from and after the last Distribution Date (as defined herein) with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date.

However, because Distributions on the New Capital Securities will accumulate from the last Distribution Date with respect to Old Capital Securities prior to the original issue date of the New Capital Securities, the amount of the Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange. See "The Exchange Offer-- Distributions on New Capital Securities."

     Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with the Exchange Offer. See "Plan of Distribution."

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS
EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR
IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO
DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                           AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") , and in accordance therewith files reports and other information with the Commission. Reports, proxy statements, information statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy statements, information statements and other information regarding the Company.

     No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding the Junior Subordinated Debentures and issuing the Trust Securities. In addition, the Company does not expect that the Trust will file reports under the Exchange Act with the Commission.

     This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Trust and the New Securities. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


             INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM OLD KENT FINANCIAL CORPORATION, ATTN. CORPORATE SECRETARY, 111 LYON STREET, N.W., GRAND RAPIDS, MI 49503, TELEPHONE (616) 771-5272. IN ORDER TO ENSURE THE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY AUGUST 4, 1997.

     The Company's Annual Report on Form 10-K for the year ended December 31, 1996, the Company's Report on Form 10-Q for the period ended March 31, 1997 and the Company's Current Reports on Form 8-K dated January 22,
1997 and January 27, 1997 previously filed by the Company with the Commission, are incorporated into this Prospectus by reference.

     Each document filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    As used herein, the terms "Prospectus" and "herein" mean or refer to this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Company will provide without charge to any person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference herein (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Requests for such documents should be directed to the Company at the address and telephone number set forth above.

                             TABLE OF CONTENTS



PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

RATIO OF EARNINGS TO FIXED CHARGES . . . . . . . . . . . . . . . . . . . 13

ACCOUNTING TREATMENT . . . . . . . . . . . . . . . . . . . . . . . . . . 13

REGULATORY TREATMENT . . . . . . . . . . . . . . . . . . . . . . . . . . 13

CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

SELECTED CONSOLIDATED FINANCIAL DATA . . . . . . . . . . . . . . . . . . 15

THE TRUST. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

THE EXCHANGE OFFER . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

DESCRIPTION OF NEW CAPITAL SECURITIES. . . . . . . . . . . . . . . . . . 26

DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBENTURES. . . . . . . . . . . . 35

DESCRIPTION OF NEW GUARANTEE . . . . . . . . . . . . . . . . . . . . . . 43

DESCRIPTION OF OLD SECURITIES. . . . . . . . . . . . . . . . . . . . . . 45

RELATIONSHIP AMONG THE CAPITAL SECURITIES,
     THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE. . . . . . . . 46

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. . . . . . . . . . 47

BOOK-ENTRY ISSUANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . 52

BENEFIT PLAN CONSIDERATIONS. . . . . . . . . . . . . . . . . . . . . . . 54

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . 56

LEGAL OPINIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57

INDEPENDENT AUDITORS . . . . . . . . . . . . . . . . . . . . . . . . . . 57

                            PROSPECTUS SUMMARY

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY IS QUALIFIED BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE, OR INCORPORATED BY REFERENCE, IN THIS PROSPECTUS.

                                 THE TRUST

     Old Kent Capital Trust I (the "Trust") is a statutory business trust formed under Delaware law pursuant to the Declaration of Trust executed by the Corporation, as Sponsor; Bankers Trust Company, as Property Trustee; Bankers Trust (Delaware), as Delaware Trustee; and the three individual Regular Trustees named therein and the filing of a certificate of trust with the Secretary of State of Delaware. The Trust's business and affairs are conducted by the Property Trustee, the Delaware Trustee, and the three individual Regular Trustees who are employees or officers of or affiliated with the Company. The Trust exists for the exclusive purposes of
(i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Company and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities of the Trust are owned by the Company.

                                THE COMPANY

    Old Kent Financial Corporation (the "Company") is a bank holding company. Its principal banking subsidiaries, Old Kent Bank (Grand Rapids, Michigan) and Old Kent Bank (Elmhurst, Illinois) (collectively, the "Banks"), serve more than 100 communities in Michigan and Illinois with over 200 banking offices. The Banks engage in commercial and retail banking and provide trust and other financial services. Approximately 83% of the Company's deposits and 83% of the Company's loans are associated with banking offices serving the lower peninsula of Michigan. The balance of banking assets are associated with offices serving northeastern
Illinois. The Company's mortgage companies operate 79 offices located in 17 states. The Company maintains its principal executive offices at 111 Lyon Street, N.W., Grand Rapids, Michigan 49503, telephone number (616)
771-5000.

                            THE EXCHANGE OFFER

The Exchange Offer            Up to $100,000,000 aggregate liquidation
                              amount of New Capital Securities are being offered in exchange for a like aggregate liquidation amount of Old Capital Securities.

                              The Company and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange
                              Offer--Procedures for Tendering Old Capital
                              Securities."

Expiration Date                  5:00 p.m., New York City time, on
                              August 11, 1997, unless the Exchange Offer is extended by the Company or the Trust (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer--Terms of the Exchange Offer."

Conditions to the Exchange    The Exchange Offer is subject to certain
Offer                         conditions, which may be waived by the
                              Company and the Trust in their discretion.
                              The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital
                              Securities being tendered. See "The Exchange
                              Offer--Conditions to the Exchange Offer."

                              The Company and the Trust reserve the right, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal Rights             Tenders of Old Capital Securities may be
                              withdrawn at any time on or prior to the Expiration Date by delivering a written notice of withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer--Withdrawal
                              Rights."

Procedures for Tendering Old  Tendering holders of Old Capital Securities
Capital Securities            must complete and sign a Letter of Trans-
                              mittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Capital
                              Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer, including an Agent's Message in lieu of the Letter of Transmittal. Holders of Old Capital
                              Securities  registered in the name of a
                              broker, dealer, commercial bank, trust
                              company or other nominee are urged to contact such person promptly if they wish to tender
                              Old Capital Securities pursuant to the
                              Exchange Offer. See "The Exchange
                              Offer--Procedures for Tendering Old Capital
                              Securities."

                              Letters of Transmittal and certificates
                              representing Old Capital Securities should not be sent to the Company or the Trust. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer--The Exchange Agent."

Resales of New Capital        The Company and the Trust are making the
Securities                    Exchange Offer in reliance on the position
                              taken by the staff of the Division of
                              Corporation Finance of the Commission in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer. Based on these interpretations, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital
                              Securities issued pursuant to the Exchange
                              Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof
                              (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital
                              Securities. However, any holder of Old
                              Capital Securities who is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act or who intends to participate in the Exchange Offer for the purpose of distributing New Capital
                              Securities, or any broker-dealer who
                              purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act,
                              (i) will not be able to rely on the
                              interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Old Capital
                              Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the
                              Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities (a
                              "Participating Broker-Dealer") and exchanges such Old Capital Securities for New Capital

                              Securities, then such Participating
                              Broker-Dealer must deliver a prospectus
                              meeting the requirements of the Securities
                              Act in connection with any resales of such New Capital Securities. See "Plan of Distribution" and "The Exchange Offer--Resales of New Capital Securities."

                              Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations.

Exchange Agent                The exchange agent with respect to the
                              Exchange Offer is Bankers Trust Company (the
                              "Exchange Agent"). The addresses, and
                              telephone and facsimile numbers, of the
                              Exchange Agent are set forth in "The Exchange
                              Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds               Neither the Company nor the Trust will
                              receive any cash proceeds from the issuance of the New Capital Securities offered hereby.

Certain United States         Holders of  Old  Capital  Securities should
Federal Income Tax            review the information set forth under
Considerations; ERISA         "Certain United States Federal Income Tax
Considerations                Considerations" and "Benefit Plan
                              Considerations" prior to tendering Old Capital
                              Securities in the Exchange Offer.

                        THE NEW CAPITAL SECURITIES

New Capital Securities        Up to $100,000,000 aggregate Liquidation
Offered                       Amount  of  the  Trust's New Capital
                              Securities which have been registered under the Securities Act (liquidation amount $1,000 per New Capital Security). The New Capital
                              Securities will be issued and the Old Capital
                              Securities were issued under the Declaration of Trust. The New Capital Securities and any
                              Old Capital Securities which remain
                              outstanding after consummation of the
                              Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration of Trust. See
                              "Description of New Capital
                              Securities--Voting Rights; Amendment of the
                              Declaration of Trust."  The terms of the New
                              Capital Securities are identical in all
                              material respects to the terms of the Old
                              Capital Securities, except that the New
                              Capital Securities have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for Additional Distributions upon a Registration Default. See "The Exchange
                              Offer--Purpose of the Exchange Offer,"
                              "Description of New Capital Securities" and
                              "Description of Old Securities."

Distributions                 Holders of New Capital Securities will be
                              entitled to receive cumulative cash
                              Distributions at a variable annual rate equal to LIBOR plus 0.80% of the liquidation amount of $1,000 per New Capital Security, accruing from the last Distribution Date on the Old
                              Capital Securities prior to the consummation of the Exchange Offer and payable quarterly in arrears on the 1st day of February, May, August and November of each year commencing on the first Distribution Date (as defined herein) occurring after consummation of the Exchange Offer. The Distribution rate and the
                              Distribution and other payment dates for the

                              Capital Securities will correspond to the interest rate and interest and other payment dates on the Junior Subordinated Debentures. See "Description of New Capital Securities" and "The Exchange Offer--Distributions on New Capital Securities."

Extension Periods             Distributions on the New Capital Securities
                              will be deferred for the duration of any Extension Period elected by the Company with respect to the payment of interest on the New
                              Junior Subordinated Debentures for up to 20 consecutive quarters. See "Description of
                              New Capital Securities"; "Description of New
                              Junior Subordinated Debentures--Option to
                              Extend Interest Payment Period" and "Certain
                              United States Federal Income Tax
                              Considerations--Interest Income and Original
                              Issue Discount."

Absence of Market for the     The New Capital  Securities will  be  a  new
New Capital Securities        issue  of  securities  for  which  there
                              currently is no market.  Although Lehman
                              Brothers has informed the Company and the Trust that it currently intends to make a market in the New Capital Securities, it is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities.
                              The Trust and the Company do not intend to apply for listing of the New Capital
                              Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation
                              System.  See "Risk Factors--Absence of Public
                              Market."

Junior Subordinated           The sole assets of the Trust are the
Debentures                    Junior  Subordinated  Debentures, which will
                              mature on February 1, 2027. The Junior
                              Subordinated Debentures will rank subordinate and junior in right of payment to all Indebtedness (as defined herein) of the Company. In addition, the Company's obligations under the Junior Subordinated

                              Debentures will be effectively subordinated to all existing and future liabilities and obligations of its subsidiaries. See "Risk Factors--Ranking of Subordinate Obligations under the Guarantee and the Junior Subordinated Debentures", "Risk Factors-- Status of Company as a Holding Company" and "Description of New Junior Subordinated Debentures--Subordination".

Guarantee                     Payment of distributions out of moneys held
                              by the Trust and payments on liquidation of the Trust or the redemption of Capital
                              Securities are guaranteed by the Company to the extent the Trust has funds available therefor. If the Company does not make principal or interest payments on the Junior
                              Subordinated Debentures, the Trust will not have sufficient funds to make Distributions on the Capital Securities, in which event the Guarantee shall not apply to such Distributions until the Trust has sufficient funds available therefor. The Company's obligations under the Guarantee, taken together with its obligations under the Junior Subordinated Debentures and the
                              Indenture, including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Capital
                              Securities), constitute a full and
                              unconditional guarantee of all of the Trust's obligations under the Capital Securities. See
                              "Description of New Guarantee" and
                              "Relationship Among the New Capital
                              Securities, the Junior Subordinated
                              Debentures and the Guarantee." The
                              obligations of the Company under the
                              Guarantee are subordinate and junior in right of payment to all general liabilities of the Company (with certain exceptions). See "Risk
                              Factors--Ranking of Subordinated Obligations under the Guarantee and the Junior
                              Subordinated Debentures" and "Description of
                              New Guarantee".

Right to Defer Interest       The Company has the right, so long as no
                              Indenture Event of Default (as defined
                              herein) has occurred or is continuing, to defer payment of interest on the Junior
                              Subordinated Debentures by extending the interest payment period on the Junior
                              Subordinated Debentures, from time to time, for up to 20 consecutive quarters (each, an "Extension Period"). There could be multiple
                              Extension Periods of varying lengths
                              throughout the term of the Junior
                              Subordinated Debentures. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital
                              Securities will also be deferred for an
                              equivalent period and the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, the Company's capital stock or
                              (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank PARI
                              PASSU with or junior to the Junior
                              Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior to the Junior
                              Subordinated Debentures (other than (A)
                              repurchases, redemptions or other
                              acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or shareholder stock purchase plan, (B) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any other class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (C) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (D) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto or (E) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid (or ranks PARI PASSU with or junior to such stock)). During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital
                              Securities are entitled will accumulate) at a variable annual rate equal to LIBOR plus
                              0.80%, compounded quarterly. During an
                              Extension Period, holders of Capital
                              Securities will be required to include the interest (and DE MINIMIS original issue discount ("OID"), if any, referred to below) on their PRO RATA share of the Junior
                              Subordinated Debentures in their gross income as OID.

Redemption                    The Junior Subordinated Debentures are
                              redeemable by the Company in whole or in part on or after February 1, 2007, or at any time, in whole but not in part, upon the occurrence of a Special Event (as defined herein), in either case subject to any necessary prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve").
                              If the Junior Subordinated Debentures are redeemed, the Trust must redeem Trust
                              Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed. The Trust Securities will be redeemed upon maturity of the Junior Subordinated
                              Debentures. See "Description of New Capital
                              Securities--Redemption--Mandatory Redemption"
                              and "--Special Event Redemption or
                              Distribution of Junior Subordinated
                              Debentures".

Liquidation of the Trust      Upon the occurrence and continuation of a
                              Special Event, the Company will have the right, subject to any necessary prior approval of the Federal Reserve to dissolve the Trust and cause the Junior Subordinated
                              Debentures to be distributed to the holders of the Capital Securities and the Common
                              Securities in liquidation of the Trust. See
                              "Description of New Capital Securities--
                              Redemption--Special Event Redemption or
                              Distribution of Junior Subordinated
                              Debentures".

                              In the event of the liquidation of the Trust, after satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, the holders of the Capital Securities will be entitled to receive a liquidation amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Junior Subordinated Debentures as described above. If such Liquidation Distribution (as defined herein) can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a PRO RATA basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation PRO RATA with the holders of the Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "Description of New Capital Securities--Liquidation Distribution Upon Dissolution".

Ratings The Capital Securities have been rated "a3" by Moody's Investors Service, Inc. and "BBB+" by Standard & Poor's Ratings Services. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

        [The remainder of this page intentionally left blank]

                               RISK FACTORS

    PROSPECTIVE PURCHASERS SHOULD CAREFULLY REVIEW THE INFORMATION
CONTAINED ELSEWHERE IN THIS PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS IN CONNECTION WITH THE EXCHANGE OFFER AND THE NEW CAPITAL SECURITIES OFFERED HEREBY. CERTAIN STATEMENTS IN THIS PROSPECTUS AND DOCUMENTS INCORPORATED HEREIN BY REFERENCE ARE FORWARD-LOOKING AND ARE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS OR PHRASES SUCH AS "INTENDED," "WILL BE POSITIONED," "EXPECTS," IS OR ARE "EXPECTED," "ANTICIPATES," AND "ANTICIPATED." THESE FORWARD-LOOKING STATEMENTS ARE
BASED ON THE COMPANY'S CURRENT EXPECTATIONS. TO THE EXTENT ANY OF THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONSTITUTES A "FORWARD-LOOKING STATEMENT" AS DEFINED IN SECTION 27A OF THE SECURITIES ACT AND SECTION 21E(I)(1) OF THE EXCHANGE ACT, THE RISK FACTORS SET FORTH BELOW ARE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD-LOOKING STATEMENT.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

     The obligations of the Company under the Guarantee and under the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Indebtedness of the Company. At
December 31, 1996, the Indebtedness of the Company aggregated approximately $171 million. Neither the Indenture, the Guarantee nor the Declaration of Trust places any limitation on the amount of secured or unsecured Indebtedness that may be incurred by the Company. See "Description of New Guarantee--Status of the Guarantee" and "Description of New Junior Subordinated Debentures--Subordination."

RIGHTS UNDER THE NEW GUARANTEE

     Bankers Trust Company will act as Guarantee Trustee and will hold the Guarantee on behalf of the Trust for the benefit of the holders of the Capital Securities. Bankers Trust Company will also act as Property Trustee and as Debenture Trustee under the Indenture. Bankers Trust (Delaware) will act as Delaware Trustee under the Declaration of Trust.
The Old Guarantee guarantees, and the New Guarantee will guarantee, as the case may be, to the holders of the Capital Securities the following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"): (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, but only to the extent that the Trust has sufficient funds available therefor at the time, (ii) the redemption price with respect to any Capital Securities called for redemption, but only to the extent that the Trust has sufficient funds available therefor at such time and (iii) upon a voluntary or involuntary dissolution, winding up or termination of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the

Capital Securities), the lesser of (A) the aggregate liquidation amount of the Capital Securities and all accrued and unpaid Distributions thereon to the date of payment and (B) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Capital Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Capital Securities, but will apply only to the extent that the Trust has sufficient funds available to make such payments.

     If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all general liabilities of the Company, except those made PARI PASSU or subordinate by their express terms. See "Description of New Guarantee--Status of the Guarantee." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise.

STATUS OF THE COMPANY AS HOLDING COMPANY

     The Company is a legal entity separate and distinct from the Banks and its other subsidiaries, although the Company's principal source of cash revenues is dividends from the Banks. The right of the Company to participate in the assets of any subsidiary upon the subsidiary's liquidation, reorganization or otherwise (and thus the ability of the holders of Capital Securities to benefit indirectly from any such distribution) will be subject to the claims of that subsidiary's creditors, which will take priority except to the extent to which the Company may itself be a creditor with a recognized claim. As of December 31, 1996, the Company's subsidiaries had indebtedness and other liabilities of approximately $1.4 billion. Various federal and state laws and regulations also limit the extent to which the Banks can pay dividends, extend credit or otherwise supply funds to the Company and its other subsidiaries.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Trust Enforcement Event (as defined herein) occurs and is continuing, then the holders of Capital Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Junior Subordinated Debentures against the Company. The holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration of Trust, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debentures. If the Property Trustee fails to enforce its rights with respect to the Junior Subordinated Debentures held by the Trust, any record holder of Capital Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Junior Subordinated Debentures without first instituting any legal proceedings against the Property Trustee or any other person or entity.

     If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. However, in the event the Company failed to pay interest on or principal of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may directly institute a proceeding against the Company under the Indenture for enforcement of payment to such holder of the interest on or principal of such Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Capital Securities under the Declaration of Trust to the extent of any payment made by the Company to such holder of Capital Securities in such Direct Action. Except as set forth herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of New Capital Securities--Trust Enforcement Events", "Description of New Guarantee" and "Description of New Junior Subordinated Debentures--Indenture Events of Default." The Declaration of Trust provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

    The Company has the right under the Indenture, so long as no Indenture Event of Default has occurred or is continuing, to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters, provided that no Extension Period may extend beyond the Stated Maturity (as defined in the Indenture) of the Junior Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Capital Securities by the Trust will be deferred during any such Extension Period but would continue to accumulate at a variable annual rate equal to LIBOR plus 0.80%, compounded quarterly during any such Extension Period. No interest will be due and payable during an Extension Period, except at the end thereof. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior to the Junior Subordinated Debentures (other than (A) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or shareholder stock purchase plan, (B) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any other class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (C) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (D) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto or (E) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid (or ranks PARI PASSU with or junior to such stock)). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. See "Description of New Capital Securities--Distributions" and "Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Period."

     Should the Company defer payment of interest on the Junior
Subordinated Debentures, a holder of Capital Securities will be required to accrue income (in the form of OID within the meaning of Section 1273(a) of the Internal Revenue Code of 1986, as amended (the "Code")) (which will include both stated interest and the DE MINIMIS OID, if any, on the Junior Subordinated Debentures) for U.S. federal income tax purposes in respect of the holder's PRO RATA share of the Junior Subordinated Debentures held by the Trust. As a result, a holder of Capital Securities will include such interest income in gross income for U.S. federal income tax purposes in advance of the receipt of cash attributable to such interest income, and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of New Capital Securities."

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be adversely affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the Company's right to defer interest payments, the market price of the Capital Securities (which represent preferred undivided beneficial interests in the Junior Subordinated Debentures) may be more volatile than the market prices of other similar securities where the issuer does not have such right to defer interest payments.

SPECIAL EVENT REDEMPTION; PROPOSED TAX LAW CHANGES

     Upon the occurrence and continuation of a Special Event, the Company has the right, subject to any necessary prior approval of the Federal Reserve, to redeem the Junior Subordinated Debentures in whole (but not in part) within 120 days following the occurrence of such Special Event and thereby cause a mandatory redemption of the Capital Securities and Common Securities. A "Special Event" means a Tax Event, a Regulatory Capital Event or an Investment Company Event (each as defined herein).

    On February 6, 1997, President Clinton released his budget proposals for fiscal year 1998. One of the revenue provisions of those proposals would generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. If enacted as proposed by the President, this provision would be effective for instruments issued on or after the date of first action by a Congressional committee with respect to the proposal. If this provision were to apply to the Junior Subordinated Debentures, the Company would not be able to deduct interest on the Junior Subordinated Debentures. On June 13, 1997, the House Ways and Means Committee approved the Revenue

Reconciliation Act of 1997 and on June 19, 1997, the Senate Finance Committee approved a somewhat different version of the act. Neither the House nor the Senate version included President Clinton's proposal that would deny interest deductions on the Junior Subordinated Debentures. There can be no assurance, however, that final legislation or future legislative or administrative proposals will not adversely affect the ability of the Company to deduct interest on the Junior Subordinated Debentures or otherwise affect the tax treatment described herein. Such a change, therefore, could give rise to a Tax Event, which would permit the Company to cause a redemption of the Capital Securities or to terminate the Trust and distribute the Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust as described more fully under "Description of New Capital Securities--Redemption--Special Event Redemption or Distribution of Junior Subordinated Debentures."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

     There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures distributed to the holders of Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of New Capital Securities are also making an investment decision with respect to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of New Junior Subordinated Debentures."

LIQUIDATION DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     Upon the occurrence and continuation of a Special Event, the Company will have the right, subject to any necessary prior approval of the Federal Reserve, to dissolve the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and the Common Securities in liquidation of the Trust. In addition, upon liquidation of the Trust and certain other events, the Junior Subordinated Debentures may be distributed to such holders. Under current U.S. federal income tax law and interpretations thereof and assuming, as expected, the Trust is treated as a grantor trust for U.S. federal income tax purposes, a distribution by the Trust of the Junior Subordinated Debentures pursuant to a liquidation of the Trust will not be a taxable event to the Trust or to holders of the Capital Securities, and will result in a holder of the Capital Securities receiving directly such holder's PRO RATA share of the Junior Subordinated Debentures (previously held indirectly through the Trust). If, however, the liquidation of the Trust were to occur because the Trust is subject to U.S. federal income tax with respect to income accrued or received on the Junior Subordinated Debentures as a result of the occurrence of a Tax Event or otherwise, the distribution of Junior Subordinated Debentures to holders of the Capital Securities by the Trust could be a taxable event to the Trust and each holder, and holders of the Capital Securities may be required to recognize gain or loss as if they had exchanged their Capital Securities for the Junior Subordinated Debentures they received upon the liquidation of the Trust. See "Certain United States Federal Income Tax Consequences-- Distribution of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

     There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures that may be distributed upon a liquidation of the Trust. Accordingly, the Capital Securities or the Junior Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Trust may trade at a discount to the price that the investor paid to purchase the Capital Securities. Because holders of Capital Securities may receive Junior Subordinated Debentures on termination of the Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of New Capital Securities--Redemption" and "Description of New Junior Subordinated Debentures--General."

LIMITED VOTING RIGHTS

     Holders of Capital Securities generally will have voting rights relating only to the modification of the Capital Securities and certain other matters described herein. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace any of the Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. The Trustees and the Company may amend the Declaration of Trust without the consent of holders of Capital Securities to ensure that the Trust will be classified as a grantor trust for U.S. federal income tax purposes even if that action adversely affects the interests of such holders. See "Description of New Capital Securities--Voting Rights; Amendment of the Declaration of Trust."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from registration, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not have any rights to have such Old Capital Securities registered under the Securities Act or any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

    The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration of Trust. See "Description of New Capital Securities--Voting Rights; Amendment of the Declaration of Trust."

    The Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by June 30, 1997 and declared effective by July 30, 1997, or if the Exchange Offer is not consummated within 30 days after the effective date of the Registration Statement or the Registration Statement ceases to be effective and this failure is not cured within two business days (each of the foregoing being referred to as a "Registration Default"), additional interest ("Additional Interest") will become payable in respect of the Junior Subordinated Debentures (including in respect of amounts accruing during any Extension Period), and corresponding additional Distributions
(the "Additional Distributions") will become payable on the Old Capital Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $0.25 per week per $1,000 liquidation amount for each week (or portion thereof) that such Registration Default remains uncured. For each subsequent 90-day period in which the Registration Default remains uncured, this Additional Distribution rate increases $0.05 per week per $1,000 liquidation amount (subject to a maximum total of $0.50 per week per $1,000 liquidation amount). Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to Additional Distributions upon a Registration Default or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Old Securities."

ABSENCE OF PUBLIC MARKET

    The Old Capital Securities were sold to, and the Company believes such securities are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and are and will continue to be subject to restrictions on transferability if they are not exchanged for the New Capital Securities in the Exchange Offer. Although the New Capital Securities may be resold or otherwise transferred (with certain exceptions) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. The Company and the Trust have been advised by Lehman Brothers that Lehman Brothers presently intends to make a market in the New Capital Securities. However, Lehman Brothers is not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

     If a public trading market develops for the New Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's financial and operating results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Capital Securities may trade at a discount.

    Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 under the Securities Act) of the Company or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act or another available exemption from the registration requirements of the Securities Act, or in a registered offering (other than the Exchange Offer).

     Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

     Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery.

Neither the Company nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

BANK REGULATORY RESTRICTIONS

     Because the Trust is a subsidiary of the Company, federal banking authorities will have the right to examine the Trust and its activities. Under certain circumstances, including any determination that the Company's relationship to the Trust results in an unsafe and unsound banking practice, such banking authorities will have the authority to issue orders which could restrict the ability of the Trust to make Distributions on or to redeem the Capital Securities.

    Under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, a depository institution insured by the Federal Deposit
Insurance Corporation ("FDIC") can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or
(ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance.

     Under Federal Reserve policy, and as a result of the law described in the following paragraph, the Company is expected to act as a source of financial strength to the Banks and to commit resources to support the Banks in circumstances where it might not do so absent such policy. In addition, any capital loans by the Company to any of the Banks would also be subordinate in right of payment to deposits and to certain other indebtedness of such Bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank at a certain level will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") provides, among other things, that if a bank does not meet any one of its minimum capital requirements set by its regulators, then the bank must submit a capital restoration plan for improving its capital. The bank's holding company must guarantee that the undercapitalized subsidiary will meet its recapitalization plan and may be liable for civil monetary penalties for failure to fulfill its commitment on such guarantee. In addition, FDICIA prohibits a bank from making a capital distribution, to its holding company or otherwise, if the bank fails to meet any minimum capital requirements or if payment of the distribution would cause it to fail to meet any minimum capital requirement. Furthermore, under certain circumstances, a holding company of an undercapitalized bank may be prohibited from making any capital distribution to its shareholders or otherwise. As of December 31, 1996, each of the Banks met or exceeded the requirements of a "well-capitalized" institution as prescribed in the rules of the Bank's primary federal regulator.

                    RATIO OF EARNINGS TO FIXED CHARGES

The Company's consolidated ratios of earnings to fixed charges for each of the periods indicated are set forth below:

                                             YEAR ENDED DECEMBER 31,
                                     ----------------------------------------
                                     1996     1995     1994     1993     1992
                                     ----     ----     ----     ----     ----
Earnings to fixed Charges:
  Excluding Interest on Deposits     4.39     4.04     6.32     9.96     7.70
  Including Interest on Deposits     1.53     1.50     1.68     1.75     1.53

     For purposes of computing the ratios of earnings to fixed charges, earnings represent net income plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, represent interest expense on long-term debt and short term borrowings and the interest factor included in rents (which is deemed to be one-third of rental expense). Fixed charges, including interest on deposits, represent all interest expense and the interest factor included in rents.

                           ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust is treated as a subsidiary of the Company and, accordingly, the accounts of the Trust are included in the consolidated financial statements of the Company. The Capital Securities will be presented in the consolidated balance sheet of the Company as a separate line item directly above shareholders' equity and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements for financial reporting purposes.

                           REGULATORY TREATMENT

     The Federal Reserve requires the Company to maintain certain levels of capital for bank regulatory purposes. The Company expects that the Capital Securities will be treated as Tier 1 capital of the Company for such purposes.

                              CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company and its subsidiaries and certain ratios as of December 31, 1996, and as adjusted to give effect to the offering of the Capital Securities.

                                                                            DECEMBER 31, 1996
                                                                     -------------------------------
                                                                       ACTUAL            AS ADJUSTED
                                                                       ------            -----------
                                                                         (DOLLARS IN THOUSANDS)
Long-term debt:
   6.625% Subordinated Notes due November 15, 2005                     $100,000           $100,000

Guaranteed preferred beneficial interests in Company's
   Junior Subordinated Debentures <F1> . . . . . . . . . . . . . .           --            100,000

Shareholders' equity:
   Preferred stock: 25,000,000 shares authorized and
     unissued. . . . . . . . . . . . . . . . . . . . . . . . . . .           --                 --

   Common stock, par value $1; 150,000,000 shares
     authorized; 44,944,321 issued and outstanding . . . . . . . .       44,944             44,944

   Capital surplus . . . . . . . . . . . . . . . . . . . . . . . .      175,842            175,842

   Retained earnings . . . . . . . . . . . . . . . . . . . . . . .      782,830            782,830

   Total common stock, capital surplus and retained
     earnings. . . . . . . . . . . . . . . . . . . . . . . . . . .    1,003,616          1,003,616

   Unrealized gains (losses) on securities
     available-for-sale. . . . . . . . . . . . . . . . . . . . . .       (9,859)            (9,859)
                                                                     ----------         ----------

       Total Shareholders' Equity. . . . . . . . . . . . . . . . .      993,757            993,757
                                                                     ----------         ----------

         Total Capitalization. . . . . . . . . . . . . . . . . . .   $1,093,757         $1,193,757
                                                                     ==========         ==========

Risk-based capital ratios:

   Tier 1 capital to risk-adjusted assets <F2> . . . . . . . . . .        9.45%             10.49%

   Regulatory "well capitalized" tier 1 ratio. . . . . . . . . . .         6.00               6.00

                                       23

   Regulatory minimum. . . . . . . . . . . . . . . . . . . . . . .         4.00               4.00

   Total capital to risk-adjusted assets <F2>. . . . . . . . . . .        11.75              12.79

   Regulatory "well capitalized" total capital ratio . . . . . . .        10.00              10.00

   Regulatory minimum. . . . . . . . . . . . . . . . . . . . . . .         8.00               8.00

   Leverage ratio. . . . . . . . . . . . . . . . . . . . . . . . .         7.31               8.12

   Regulatory "well capitalized" leverage ratio. . . . . . . . . .         5.00               5.00

   Regulatory minimum. . . . . . . . . . . . . . . . . . . . . . .         3.00               3.00

__________________________
<F1> As described herein, the sole assets of the Trust are $103,092,784 principal amount of Old Junior Subordinated Debentures issued by the Company to the Trust. The Old Junior Subordinated Debentures bear interest at a variable rate equal to LIBOR plus 0.80% on the liquidation amount of $1,000 per Capital Security and will mature on February 1, 2027. The Company owns all of the Common Securities of the Trust.

<F2> Assumes the net proceeds of the original offering of Old Capital
     Securities were initially invested in assets with a 100% risk weighting under the risk-based capital rules of the Federal Reserve.

                   SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected historical consolidated financial information for the Company as of and for the periods indicated below. The summary consolidated financial data as of and for the five years ended December 31, 1996 was derived from the audited consolidated financial statements of the Company incorporated herein by reference. The selected consolidated financial data should be read in conjunction with the Company's audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

                                                                           YEARS ENDED DECEMBER 31,
                                                                           ------------------------
                                                   1996             1995             1994            1993            1992
                                                   ----             ----             ----            ----            ----
SELECTED RESULTS OF OPERATIONS:
 Interest income. . . . . . . . . . . . .      $   947,307      $   909,819      $   759,186      $  692,151      $  719,466
 Interest expense . . . . . . . . . . . .          453,019          433,126          303,551         264,564         315,645
                                               -----------      -----------      -----------      ----------      ----------
 Net interest income. . . . . . . . . . .          494,288          476,693          455,635         427,587         403,821
 Provision for credit losses. . . . . . .           35,236           21,666           22,465          34,822          58,987
                                               -----------      -----------      -----------      ----------      ----------
 Net interest income after provision
    for credit losses . . . . . . . . . .          459,052          455,027          433,170         392,765         344,834
 Other income . . . . . . . . . . . . . .          212,164          161,718          136,010         134,531         123,163
 Other expense. . . . . . . . . . . . . .          432,494          402,132          363,478         328,998         300,615
                                               -----------      -----------      -----------      ----------      ----------
 Income before income tax expense . . . .          238,722          214,613          205,702         198,298         167,382
 Income tax expense . . . . . . . . . . .           80,021           72,799           68,618          66,974          52,937
                                               -----------      -----------      -----------      ----------      ----------
 Net income . . . . . . . . . . . . . . .      $   158,701      $   141,814      $   137,084      $  131,324      $  114,445
                                               ===========      ===========      ===========      ==========      ==========

 Total assets . . . . . . . . . . . . . .      $12,251,860      $11,674,214      $10,761,022      $9,718,875      $9,200,850
 Loans. . . . . . . . . . . . . . . . . .        7,795,771        7,230,657        6,060,822       5,216,229       5,262,114
 Deposits . . . . . . . . . . . . . . . .        9,762,694        9,317,428        8,805,055       8,064,628       7,681,885
 Subordinated debt. . . . . . . . . . . .          100,000           12,603               --           5,028          26,270
Total shareholders' equity<F2>. . . . . .        1,000,841          960,858          884,415         802,016         712,624

 Return on average assets<F1> . . . . . .             1.30%            1.21%            1.27%           1.35%           1.24%
 Return on average equity<F1> . . . . . .            15.86            14.76            15.50           16.37           16.06
 Average equity to average assets<F1> . .             8.17             8.23             8.22            8.25            7.75

    Tier 1. . . . . . . . . . . . . . . .             9.45            10.59            10.84           12.61           12.57
    Total . . . . . . . . . . . . . . . .            11.75            13.01            12.11           13.87           14.03
 Leverage ratio<F3> . . . . . . . . . . .             7.31             7.88             7.30            7.78            7.76
 Average net interest margin. . . . . . .             4.41             4.46             4.63            4.82            4.81
 Net charge-offs to average loans . . . .             0.54             0.19             0.16            0.33            0.47
 Impaired loans to loans<F4>. . . . . . .             0.53             0.58             0.88            1.12            1.54
 Allowance to loans . . . . . . . . . . .             2.05             2.35             2.44            2.72            2.40
 Allowance to impaired loans<F4>. . . . .              388              403              277             243             156

__________________________
<F1> Average assets include average unrealized gains (losses) on investment securities available for sale.
<F2> Average total shareholders' equity includes average net unrealized gains (losses) on investment securities available for sale.
                                       25

<F3> The Federal Reserve guidelines for risk-based capital requirements applicable to all bank holding companies require minimum ratios of Tier 1 and total capital to risk-adjusted assets to be 4% and 8%, respectively. The Federal Reserve's minimum leverage guidelines require all bank holding companies to maintain a ratio of Tier 1 capital to average assets of at least 3%.
<F4> Impaired loans include nonaccrual and restructured loans.

                                 THE TRUST

    The Trust is a statutory business trust formed under the Delaware Business Trust Act, pursuant to the Declaration of Trust and the filing of a certificate of trust with the Secretary of State of Delaware. The Company acquired Common Securities in an aggregate liquidation amount equal to at least 3% of the total assets of the Trust. The Trust used all the proceeds derived from the issuance of the Trust Securities to purchase the Old Junior Subordinated Debentures and, accordingly, the assets of the Trust consist solely of the Old Junior Subordinated Debentures. The Trust exists for the exclusive purpose of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds from the sale of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. The Declaration of Trust does not limit the aggregate liquidation amount of Trust Securities that may be issued thereunder, provided that prior to issuing any additional Trust Securities, the Trustees must receive an opinion of counsel to the effect that the issuance of such Trust Securities will not affect the Trust's status as a grantor trust for U.S. federal income tax purposes.

    Pursuant to the Declaration of Trust, there are five trustees (the "Trustees") of the Trust. Three of the Trustees (the "Regular Trustees") are individuals who are employees or officers of or who are affiliated with the Company. The fourth Trustee is Bankers Trust Company, which is a financial institution that is unaffiliated with the Company and which acts as the Property Trustee. The fifth Trustee is Bankers Trust (Delaware), which is an entity that maintains its principal place of business in the State of Delaware and which acts as the Delaware Trustee. Bankers Trust Company and Bankers Trust (Delaware) will serve as Trustees until, in each case, it resigns or is removed or replaced by the holder of the Common Securities. Bankers Trust Company also acts as the Guarantee Trustee and the Indenture Trustee.

     The Property Trustee holds title to the Junior Subordinated Debentures for the benefit of the Trust and the holders of the Trust Securities and has the power to exercise all rights, powers and privileges with respect to the Junior Subordinated Debentures under the Indenture as the holder of the Junior Subordinated Debentures. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Capital Securities. The Company, as the holder of all the Common Securities, has the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of Trustees, provided there shall always be a Delaware Trustee, a Property Trustee and at least one Regular Trustee.

    Under the Indenture, the Company, as borrower, has agreed to pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and the offering of the Capital Securities and to be responsible for all debts and obligations of the Trust (other than with respect to the Capital Securities). See "Description of New Capital Securities--Expenses and Taxes."

     For so long as the Capital Securities remain outstanding, the Company will covenant (i) to maintain directly 100% ownership of the Common Securities, (ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the Declaration of Trust, (iii) to use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (iv) to take no action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

     The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration of Trust and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). See "Description of the New Capital
Securities." The Declaration of Trust and the Guarantee also incorporate by reference the terms of the Trust Indenture Act.

     The location of the principal executive office of the Trust is c/o Old Kent Financial Corporation, Attn. Corporate Secretary, 111 Lyon Street, N.W., Grand Rapids, Michigan 49503 and its telephone number is (616) 771-5482.

                            THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with Lehman Brothers, pursuant to which the Company and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission the Registration Statement with respect to the Exchange Offer.
A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

    The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities except that the New Capital Securities have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for Additional Distributions upon a Registration Default. In that regard, the Registration Rights Agreement provides, among other things, that, in the event of a Registration Default, the Distribution rate borne by the Old Capital Securities will increase by $0.25 per week per $1,000 liquidation amount for each week (or portion thereof) that such Registration Default remains uncured, during the first 90-day period following the Registration Default. However, for each subsequent 90-day period in which the Registration Default remains uncured, this Additional Distribution rate increases $0.05 per week per $1,000 liquidation amount (subject to a maximum total of $0.50 per week per $1,000 liquidation amount). Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to Additional Distributions upon a Registration Default or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Old Securities."

     The Exchange Offer is not being made to, nor will the Trust or the Company accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

     Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and the Old Junior Subordinated Debentures for the New Junior Subordinated Debentures in an amount proportionate to the amount of New Capital Securities exchanged for Old Capital Securities in the Exchange Offer. Like the New Capital Securities, the New Guarantee and New Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

    The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $100,000,000 aggregate liquidation amount of New Capital Securities for a like aggregate liquidation amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate liquidation amount of up to $100,000,000 of New Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in any integral multiple of $1,000 liquidation amount (one Capital Security).

    The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered. As of the date of this Prospectus, $100,000,000 aggregate liquidation amount of the Old Capital Securities is outstanding.

     Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration of Trust, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

     If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates (if any) for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "The Exchange Offer--Fees and Expenses."

     NEITHER THE COMPANY, THE BOARD OF DIRECTORS OF THE COMPANY NOR ANY TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDER'S OWN FINANCIAL POSITION AND REQUIREMENTS.

     The Expiration Date is 5:00 p.m., New York City time, on August 11, 1997, unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

     The Company and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Trust and the Company determine, in their discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment by means of a Prospectus supplement that will be distributed to the holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement and subject to applicable law, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND DELIVERY OF NEW CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

     In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), or an Agent's Message (as defined below) in lieu thereof, properly completed and duly executed, with any required signature guarantees and (iii) any other documents required by the Letter of Transmittal. The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC.

     Subject to the terms and conditions of the Exchange Offer, the Trust and the Company will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust and the Company for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's and the Company's acceptance for exchange of Old Capital Securities) or the Trust and the Company extend the Exchange Offer or are unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's and the Company's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and the Company and subject to Rule 14e-1 under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

     Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old

Capital Securities, free and clear of all liens, restrictions, charges and encumbrances and that the Old Capital Securities tendered for exchange are not subject to any adverse claims or interests. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer and will comply with its obligations under the Registration Rights Agreement.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

     VALID TENDER. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or an Agent's Message, with any required signature guarantees and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "--The Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or
(ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     The term "Agent's Message" means a message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the terms of the Letter of Transmittal (including the representations contained therein), and that the Trust and the Company may enforce the Letter of Transmittal against such participant.

     If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     BOOK-ENTRY TRANSFER. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), or an Agent's Message, properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at one of its addresses set forth under "--The Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     SIGNATURE GUARANTEES. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (A) a bank;
(B) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (C) a credit union; (D) a national securities exchange, registered securities association or clearing agency; or (E) a savings association, that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     GUARANTEED DELIVERY. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

     (i)   such tenders are made by or through an Eligible Institution;

     (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, or an Agent's Message, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

     (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or an Agent's Message, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or an Agent's Message, together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

     The Trust's and the Company's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder, the Company and the Trust upon the terms and subject to the conditions of the Exchange Offer.

     DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Trust, in their sole discretion, which determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange

Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

    The interpretation by the Company and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or to incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a Company or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company and the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact that entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

     The Company and the Trust are making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of the holder's business and that the holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the New Capital Securities. However, any holder of Old Capital Securities that is an "affiliate" of the Company or the Trust or that intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and
(iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless the sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old
Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of New Capital Securities to be received in the Exchange Offer, and (iv) if it is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. Any broker-dealer and any such holder of Old Capital Securities using the Exchange Offer to participate in a distribution of the New Capital Securities to be acquired in the Exchange Offer (i) could not, under current Commission policy, rely on the Commission's interpretive letters referred to above, and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. The Letter of Transmittal contains the foregoing representations.

     In addition, the Company and the Trust may require a holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer will be deemed to have acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the effective date of the Registration Statement (subject to extension under certain limited circumstances described below). See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of its addresses set forth herein under "--The Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the New Capital Securities, it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of New Capital Securities may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

    In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "--The Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate liquidation amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company and the Trust, in their sole discretion, which determination shall be final and binding on all parties. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON NEW CAPITAL SECURITIES

     Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date. However, because Distributions on the New Capital Securities will accumulate from the last Distribution Date with respect to Old Capital Securities prior to the original issue date of the New Capital Securities, the amount of the Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Trust and the Company will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if there shall occur a change in applicable law or Commission policy which currently permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities.

     If the Company and the Trust determine in their sole and absolute discretion that the foregoing event has occurred, the Company and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company and the Trust will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

CERTAIN REGISTRATION RIGHTS OF UNEXCHANGED CAPITAL SECURITIES

    If (i) the Company and the Trust are not required to file a Registration Statement relating to the Exchange Offer or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, (ii) the Company has received an opinion of counsel to the effect that, as a result of the consummation of the Exchange Offer there is more than an insubstantial risk that (A) the Trust would be subject to U.S. federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (B) interest payable by the Company on such Junior Subordinated Debentures would not be deductible by the Company, in whole or in part, for U.S. federal income tax purposes or (C) the Trust would be subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges or (iii) if any holder of Capital Securities that is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) (A) is prohibited as a result of change in applicable law or Commission policy from participating in the Exchange Offer, or (B) may not resell the New Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and, as a result of a change in law or Commission policy, the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (C) is a broker-dealer and holds Old Capital Securities acquired directly from the Trust or one of its affiliates, and such holder notifies the Company and the Trust on or before 20th business day following the consummation of the Exchange Offer of such holder's exercise of such right, then the Trust and the Company shall use their respective best efforts to:

         (1) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Registration Statement (in either event, the "Shelf Registration Statement"), on or prior to the earliest to occur of (a) the 150th day after the date on which the Trust and the Company determine that they are not required to file the Registration Statement or (b) the 150th day after the date on which the Trust and the Company receive notice from a holder as contemplated by clause (iii) above (such earliest date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all "Transfer Restricted Securities" (as defined in the Registration Rights Agreement), the holders of which shall have provided certain information required by the Registration Rights Agreement, PROVIDED that, in the event of a shelf registration due solely to notice provided by a holder in accordance with clause (iii) above, the Shelf Registration Statement shall cover only resales of Transfer Restricted Securities by all such holders; and

          (2) cause such Shelf Registration Statement to be declared effective by the Commission on or before the 180th day after the Shelf Filing Deadline.

     Furthermore, the Trust and the Company shall use their respective best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales by the holders of Transfer Restricted Securities entitled to the benefit of the Registration Rights Agreement, and to ensure that it conforms with the requirements of the Registration Rights Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on January 31, 2000.

THE EXCHANGE AGENT

     Bankers Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

            BY MAIL:                         BY HAND:                   BY OVERNIGHT MAIL OR COURIER:
   BT Services Tennessee, Inc.         Bankers Trust Company             BT Services Tennessee, Inc.
       Reorganization Unit       Corporate Trust and Agency Group      Corporate Trust and Agency Group
         P.O. Box 292737             Receipt & Delivery Window               Reorganization Unit
    Nashville, TN 37229-2737     123 Washington Street, 1st Floor         648 Grassmere Park Road
                                         New York, NY 10006                 Nashville, TN 37211

FEES AND EXPENSES

     The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities and in handling or tendering Old Capital Securities for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Company nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                   DESCRIPTION OF NEW CAPITAL SECURITIES

     Pursuant to the terms of the Declaration of Trust, the Regular Trustees (on behalf of the Trust), have issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities. The New Capital Securities will represent undivided beneficial ownership interests in the assets of the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration of Trust. This summary of certain provisions of the Capital Securities and the Declaration of Trust does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration of Trust, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Declaration of Trust (as supplemented or amended from time to time) are referred to herein, the definitions of such defined terms are incorporated herein by reference.

GENERAL

     The Capital Securities (including both the Old Capital Securities and the New Capital Securities) will rank PARI PASSU, and payments will be made thereon PRO RATA, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The
Guarantee will be a guarantee on a subordinated basis with respect to the Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of the Capital Securities when the Trust does not have sufficient funds available to make such payments.
See "Description of New Guarantee." The Company's obligations under the Guarantee, taken together with its obligations under the Junior
Subordinated Debentures and the Indenture, including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Capital Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the Capital Securities.

     Holders of the Capital Securities have no preemptive or similar rights.

DISTRIBUTIONS

     Distributions on each Capital Security will be payable at a variable annual rate equal to LIBOR plus 0.80% on the liquidation amount of $1,000, payable quarterly in arrears on the 1st day of February, May, August and November of each year. Distributions will accumulate from the last Distribution Date with respect to the Old Capital Securities prior to the consummation of the Exchange Offer. The amount of Distributions payable for any period will be computed on the basis of the actual number of days elapsed in a year of twelve 30-day months.

     Distributions on the Capital Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such Distributions. The revenue of the Trust available for distribution to holders of Capital Securities will be limited to payments under the Junior Subordinated Debentures. See "Description of New Junior Subordinated Debentures." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities.

     The Company will have the right under the Indenture, so long as no Indenture Event of Default has occurred or is continuing, to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the Junior

Subordinated Debentures. As a consequence of any such extension, quarterly Distributions on the Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate and compound quarterly at a variable annual rate equal to LIBOR plus 0.80% from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such compounded amounts (and any Additional Interest, as defined in the Indenture) unless the context otherwise requires. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior in interest to the Junior Subordinated Debentures (other than (A) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or shareholder stock purchase plan, (B) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any other class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (C) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (D) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto or (E) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid (or ranks PARI PASSU with or junior to such stock)). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the foregoing requirements. See "Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Period." The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Junior Subordinated Debentures.

     In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional interest or other payment in respect of any such delay), except that if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or the City of Grand Rapids, Michigan are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.

     Distributions on the Capital Securities (other than distributions on a Redemption Date) will be payable to the holders thereof as they appear on the register of the Trust on the relevant record dates, which shall be the fifteenth day preceding the relevant Distribution Date. Distributions payable on any Capital Securities that are not punctually paid on any Distribution Date will cease to be payable to the person in whose name such Capital Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the person in whose name such Capital Securities are registered on the special record date or other specified date determined in accordance with the Declaration of Trust.

REDEMPTION

     MANDATORY REDEMPTION. Unless a Special Event has occurred, the Capital Securities will not be redeemable prior to February 1, 2007. Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem Capital Securities and Common Securities upon not less than 30 nor more than 60 days' notice prior to the date fixed for repayment or redemption. If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated PRO RATA to the redemption of the Capital Securities and the Common Securities. See "Description of New Capital Securities-- Subordination of Common Securities."

     SPECIAL EVENT REDEMPTION OR DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES. If a Special Event shall occur and be continuing, the Company will have the right, subject to the receipt of any necessary prior approval of the Federal Reserve, to either (i) redeem within 120 days following the occurrence of such Special Event the Junior Subordinated Debentures on the date of redemption (the "Redemption Date") in whole (but not in part) and thereby cause a mandatory redemption of the Capital Securities in whole

(but not in part) at a redemption price with respect to the Capital Securities equal to the redemption price in respect of the Junior Subordinated Debentures or (ii) to dissolve the Trust and, after satisfaction of the claims of creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Trust. Under current U.S. federal income tax law and interpretations thereof and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Junior Subordinated Debentures should not be a taxable event to holders of the Capital Securities. Should there be a change in law, a change in legal interpretation, certain Tax Events or other circumstances, however, the distribution could be a taxable event to holders of the Capital Securities. See "Certain United States Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures or Cash upon Liquidation of the Trust."

     If the Company does not elect either option described above, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures, whether at maturity or redemption, and in the event a Tax Event has occurred and is continuing, the Company will be obligated to pay any additional taxes, duties, assessments and other governmental charges (other than withholding taxes) to which the Trust has become subject as a result of a Tax Event.

     A "Special Event" means a Tax Event, a Regulatory Capital Event or an Investment Company Event. A "Tax Event" means the receipt by the Company of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is adopted or which proposed change, pronouncement or action or decision is announced or which action is taken on or after the date of original issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on such Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

     A "Regulatory Capital Event" means that the Company shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (i) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (ii) any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or action or decision is announced on or after the date of original issuance of the Capital Securities, the Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute Tier 1 capital (or its then equivalent); PROVIDED, HOWEVER, that the distribution of the Junior Subordinated Debentures in connection with the liquidation of the Trust by the Company shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event or an Investment Company Event.

     "Investment Company Event" means the receipt by the Trust of an opinion of counsel, rendered by a law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Capital Securities.

REDEMPTION PROCEDURES

     Capital Securities redeemed on each Redemption Date shall be redeemed at the redemption price received by the Trust in respect of the Junior Subordinated Debentures (the "Redemption Price") with the applicable proceeds from the contemporaneous redemption or payment at Stated Maturity of the Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has sufficient funds available for the payment of such Redemption Price. See also "Description of New Capital Securities--Subordination of Common Securities."

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Capital Securities to be redeemed at its registered address. If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC or its nominee funds sufficient to pay the applicable Redemption Price for all securities held in DTC and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. See "Book-Entry Issuance." If any Capital Securities are held in certificated form, the Trust, to the extent funds are available, will irrevocably deposit with the paying agent for such Capital Securities funds sufficient to pay the applicable Redemption Price and will give the paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of New Guarantee," Distributions on such Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust for the Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Security called for redemption shall be payable to the holders of such Capital Security on the relevant record dates for the related Distribution Dates.

     Subject to applicable law (including, without limitation, U.S. federal securities law) and to the provisions of the Declaration of Trust, the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

    The Trust may not redeem fewer than all of the outstanding Capital Securities unless all accrued and unpaid Distributions have been paid on all Capital Securities for all quarterly Distribution periods terminating on or prior to the Redemption Date. If less than all of the Capital Securities and Common Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate amount of such Capital Securities and Common Securities to be redeemed shall be allocated PRO RATA among the Capital Securities and the Common Securities. If the Capital Securities are in book-entry form, they will be redeemed as described below under "Book-Entry Issuance." If not, the particular Capital Securities to be redeemed shall be selected on a PRO RATA basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the liquidation amount of Capital Securities of a denomination larger than $1,000. The Property Trustee shall promptly notify the Trust registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Security selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of the Declaration of Trust, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Capital Securities which has been or is to be redeemed.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Capital Securities and the Common Securities, as applicable, shall be made PRO RATA based on the liquidation amount of such Capital Securities and Common Securities; PROVIDED, HOWEVER, that if on any Distribution Date or Redemption Date an Indenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price, the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Pursuant to the Declaration of Trust, the Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities; (ii) the distribution of the Junior Subordinated Debentures to the holders of the Capital Securities and Common Securities; (iii) the repayment of all of the Capital Securities in connection with the maturity or redemption of all of the Junior Subordinated Debentures; and (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Company or the Trust.

     If an early dissolution occurs as described in clause (i), (ii) or
(iv) above, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of Capital Securities and Common Securities their PRO RATA interest in the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the liquidation amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on Capital Securities and Common Securities shall be paid on a PRO RATA basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation PRO RATA with the holders of Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, Capital Securities shall have a priority over the Common Securities.

     After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of Capital Securities (i) Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as a record holder of Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Capital Securities held in certificated form will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the liquidation amount of such Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Capital Securities until such certificates are presented for cancellation whereupon the Company will issue to such holder, and the Indenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

TRUST ENFORCEMENT EVENTS

     An Indenture Event of Default constitutes a Trust Enforcement Event under the Declaration of Trust with respect to the Trust Securities, provided that pursuant to the Declaration of Trust, the holder of the Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Common Securities until all Trust Enforcement Events with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Event with respect to the Capital Securities has been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration of Trust, and therefore the Indenture.

     Upon the occurrence of a Trust Enforcement Event, the Indenture Trustee or the Property Trustee as the holder of the Junior Subordinated

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Debentures will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. Each of the Company and the Trust is required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration of Trust.

     If the Property Trustee fails to enforce its rights with respect to the Junior Subordinated Debentures held by the Trust after the holder of record of Capital Securities has made a written request, such record holder of Capital Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Junior Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal or other required payments on the Junior Subordinated Debentures issued to the Trust on the date such interest, principal or other payment is otherwise payable, then a record holder of Capital Securities may, on or after the respective due dates specified in the Junior Subordinated Debentures, institute a proceeding directly against the Company under the Indenture for enforcement of payment on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities held by such holder. In connection with such Direct Action, the Company will be subrogated to the rights of such record holder of Capital Securities to the extent of any payment made by the Company to such record holder of Capital Securities.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION OF TRUST

     Except as provided below and under "Description of New Guarantee-- Amendments and Assignment" and as otherwise required by law and the Declaration of Trust, the holders of Capital Securities will have no voting rights.

     So long as any Junior Subordinated Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or executing any trust or power conferred on the Property Trustee with respect to such Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Capital Securities; PROVIDED, HOWEVER, that where a consent under the Indenture would require the consent or act of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior

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
consent of each holder of Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the holders of Capital Securities except pursuant to a subsequent vote of the holders of the Capital Securities. The Property Trustee shall notify each holder of record of Capital Securities of any notice of default which it receives with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of Capital Securities, prior to taking any of the foregoing actions, the Trustees shall receive an opinion of counsel experienced in such matters to the effect that such modification will not cause more than an insubstantial risk that the Trust will be deemed an investment company under the Investment Company Act, or that the Trust will not be classified as other than a grantor trust for U.S. federal income tax purposes on account of such action.

    The Declaration of Trust may be amended from time to time by the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee), without the consent of the holders of Capital Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Declaration of Trust that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration of Trust that shall not be inconsistent with the other provisions of the Declaration of Trust or (ii) to modify, eliminate or add to any provisions of the Declaration of Trust to such extent as shall be necessary to ensure that the Trust will be classified as a grantor trust and will not be taxable as a corporation for U.S. federal income tax purposes at all times that any Capital Securities and Common Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act or (iii) to conform to any change in Rule 3a-5 under the Investment Company Act or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority which amendment or change does not have a material adverse effect on the rights, preferences or privileges of the holders; PROVIDED, HOWEVER, that such action shall not adversely affect in any material respect the interests of any holder of Capital Securities or Common Securities, and any amendments of the Declaration of Trust shall become effective when notice thereof is given to the holders of Capital Securities and Common Securities. The Declaration of Trust may be amended by the holders of a majority of the Common Securities and the Regular Trustees with (i) the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding Capital Securities and (ii) receipt by the Regular Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Regular Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for U.S. federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, PROVIDED, FURTHER that without the consent of each holder of Capital Securities and Common Securities affected thereby, the Declaration of Trust may not be amended to (i) change the amount or timing of any Distribution on the Capital Securities and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Capital Securities and Common Securities as of a specified date or (ii) restrict the right of a holder of Capital Securities or Common Securities to institute suit for the enforcement of any such payment on or after such date.

     Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration of Trust.

     No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel its Capital Securities in accordance with the Declaration of Trust.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Trustees or any affiliate of the Company or any Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

     In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than U.S. withholding taxes) to which the Trust might become subject. The foregoing obligations of the Company under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company has also agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

REGISTRAR AND TRANSFER AGENT

     Bankers Trust Company is acting as the initial registrar and transfer agent for the Capital Securities.

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
     Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust, but the Trust may require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required
(i) to register or cause to be registered the transfer or exchange of the Capital Securities during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of mailing of such notice of redemption or (ii) to register or cause to be registered the transfer or exchange of any Capital Securities so selected for redemption, except in the case of any Capital Securities being redeemed in part, any portion thereof not to be redeemed.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Property Trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only such duties as are specifically set forth in the Declaration of Trust and, after a Trust Enforcement Event, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration of Trust at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Enforcement Event has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, required to construe ambiguous provisions in the Declaration of Trust or is unsure of the application of any provision of the Declaration of Trust, and the matter is not one on which holders of Capital Securities are entitled under the Declaration of Trust to vote, then the Property Trustee may, but shall be under no duty to, take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Capital Securities and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Global Capital Securities (as defined herein) shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Capital Securities are held in certificated form, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register maintained by the registrar. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Regular Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent,

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
the Regular Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Regular Trustees and the Company) to act as Paying Agent.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

    The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. The Trust may, at the request of the Company with the consent of the majority of the Regular Trustees, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; PROVIDED THAT (i) such successor entity (if not the Trust) either (A) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (B) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) if the Trust is not the successor entity, the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (A) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and
(B) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, (1) neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (2) the Trust or the successor entity will continue to be classified as a grantor trust for U.S. federal income tax purposes, (vii) the Company or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and (viii) such successor entity (if not the Trust) expressly assumes all of the obligations of the Trust with respect to the Trustees. Notwithstanding the foregoing, the

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
Trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the Capital Securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

MERGER OR CONSOLIDATION OF TRUSTEES

     Any corporation into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Declaration of Trust, provided such corporation shall be otherwise qualified and eligible.

             DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBENTURES

     Concurrently with the issuance of the Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in Old Junior Subordinated Debentures
issued by the Company.   Pursuant to the Exchange Offer, the Company will
exchange the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of New Junior Subordinated Debentures as soon as practicable after the date hereof.

     The following is a description of the New Junior Subordinated Debentures. Because the New Junior Subordinated Debentures are identical in all material respects to the Old Junior Subordinated Debentures (except that the New Junior Subordinated Debentures have been registered under the Securities Act and the Old Junior Subordinated Debentures have not been so registered), the following discussion refers simply to the "Junior Subordinated Debentures" and is applicable to both the New Junior Subordinated Debentures and the Old Junior Subordinated Debentures, unless otherwise noted.

     The Old Junior Subordinated Debentures were issued and the New Junior Subordinated Debentures are to be issued as a separate series under an Indenture (the "Indenture") between the Company and Bankers Trust Company, as trustee (the "Indenture Trustee"). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture.
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
GENERAL

     The Junior Subordinated Debentures are and will be in the principal amount equal to the aggregate liquidation amount of the Capital Securities plus the Company's concurrent investment in the Common Securities. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The Junior Subordinated Debentures will bear interest at a variable annual rate equal to LIBOR plus 0.80% on the principal amount thereof, payable quarterly in arrears on the 1st day of February, May, August and November of each year (each, an "Interest Payment Date"), commencing May 1, 1997, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the fifteenth day preceding the relevant Interest Payment Date. The amount of interest payable for any period will be computed on the basis of the actual number of days elapsed in a year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at a variable annual rate equal to LIBOR plus 0.80%, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and any Additional Interest, as applicable.

     The Junior Subordinated Debentures will mature on February 1, 2027 (the "Stated Maturity").

     The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Indebtedness (as defined below) of the Company. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "Description of New Junior Subordinated Debentures--Subordination."

     The Indenture does not limit the aggregate principal amount of Junior Subordinated Debentures that may be issued thereunder.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.


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
INTEREST

     Bankers Trust Company, as Calculation Agent (the "Calculation Agent"), will calculate the interest rate for each quarterly interest period based on LIBOR determined as of two London Business Days (defined as any day, other than a Saturday or Sunday, on which banks are open for business in London) prior to the first day of such interest period (each, a "Determination Date"). "LIBOR" means, with respect to a quarterly interest period relating to an Interest Payment Date (in the following order of priority):

     (i) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date;

     (ii) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Determination Date;

     (iii) if such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations;

     (iv) if fewer than two such quotations are provided as requested in clause (iii) above, the Calculation Agent will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations; and

     (v) if fewer than two such quotations are provided as requested in clause (iv) above, LIBOR will be LIBOR determined with respect to the interest period immediately preceding such current interest period.

     If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable LIBOR for such Determination Date.

     Absent manifest error, the Calculation Agent's determination of LIBOR and its calculation of the applicable dividend rate for each interest period will be final and binding. Investors may obtain the interest rates for the current and preceding interest period by writing or calling Corporate Trust Administration at the Calculation Agent at Bankers Trust Company, 4 Albany Street, 4th Floor, New York, New York 10006 (telephone
(800) 735-7777).

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Indenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at a variable annual rate equal to LIBOR plus 0.80%, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Capital Securities while the Capital Securities are outstanding) will be required to accrue interest income (as
OID) for U.S. federal income tax purposes. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior in interest to the Junior Subordinated Debentures (other than (A) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or shareholder stock purchase plan,
(B) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any other class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (C) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (D) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto or (E) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid (or ranks PARI PASSU with or junior to such stock)). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Regular Trustees and the Indenture Trustee notice of its election of such Extension Period not less than one Business Day prior to such record date. The Property Trustee shall give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities.

REDEMPTION

     The Junior Subordinated Debentures are not redeemable prior to February 1, 2007 unless a Special Event has occurred. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company, subject to the receipt of any necessary prior approval of the Federal Reserve, (i) on or after February 1, 2007, in whole or in part at any time, at a redemption price equal to the principal amount of the Junior Subordinated Debentures so redeemed plus accrued and unpaid interest, if any, to the date of redemption or (ii) at any time in whole (but not in part), within 120 days of the occurrence of a Special Event, at such redemption price.

     If the Junior Subordinated Debentures are redeemed, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of Junior Subordinated Debentures so redeemed. See "Description of New Capital Securities--Redemption."

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

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
CERTAIN COVENANTS OF THE COMPANY

     Under the Indenture, if and so long as the Trust is the holder of all of the Junior Subordinated Debentures, the Company, as borrower, will pay to the Trust all fees and expenses related to the Trust and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the Trust but excluding obligations under the Capital Securities and Common Securities).

     The Company will also covenant that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior in interest to the Junior Subordinated Debentures (other than (A) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or shareholder stock purchase plan,
(B) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any other class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (C) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (D) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto or (E) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid (or ranks PARI PASSU with or junior to such stock)) if at such time (x) there shall have occurred any event of which the Company has actual knowledge that (1) with the giving of notice or the lapse of time, or both, would constitute an Indenture Event of Default with respect to Junior Subordinated Debentures and (2) in respect of which the Company shall not have taken reasonable steps to cure, (y) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (z) the Company shall have given notice of its election of an Extension Period as provided in the


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Indenture and shall not have rescinded such notice, or such Extension
Period, or any extension thereof, shall be continuing.

SUBORDINATION

     In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinated and junior in right of payment to all Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets of the Company upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Indebtedness will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Indebtedness before the holders of Junior Subordinated Debentures or the Property Trustee on behalf of the holders of Capital Securities will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Junior Subordinated Debentures; PROVIDED, HOWEVER, that holders of Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

     In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts then due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Junior Subordinated Debentures; PROVIDED, HOWEVER, that holders of Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

     No payments on account of principal or premium, if any, or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Indebtedness, or an event of default with respect to any Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Indebtedness" means, whether recourse is to all or a portion of the assets of the Company and whether or not contingent, (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company

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evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses and including the Company's 6-5/8% Subordinated Notes due November 15, 2005; (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company;
(iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);
(v) every capital lease obligation of the Company; (vi) every obligation of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; PROVIDED THAT "Indebtedness" shall not include (i) any obligations which, by their terms, are expressly stated to rank PARI PASSU in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures, (ii) any indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company,
(iii) any indebtedness of the Company to any of its subsidiaries, (iv) any indebtedness of the Company to any employee of the Company or (v) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance of such financing entity of securities that are similar to the Capital Securities.

     The Indenture places no limitation on the amount of additional Indebtedness that may be incurred by the Company or any indebtedness or other liabilities that may be incurred by the Company's subsidiaries. As of December 31, 1996, Indebtedness of the Company aggregated approximately $171 million, and the Company's subsidiaries had indebtedness and other liabilities of approximately $1.4 billion to which the Junior Subordinated Debentures would be effectively subordinated.

INDENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Indenture Event of Default" with respect to the Junior Subordinated Debentures:

     (i)   failure for 30 days to pay any interest on the Junior
Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

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     (ii) failure to pay any principal on the Junior Subordinated
Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

     (iii) failure to observe or perform in any material respect any other covenant contained in the Indenture for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of outstanding Junior Subordinated Debentures; or

     (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

     The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures may declare the principal due and payable immediately upon an Indenture Event of Default, and, should the Indenture Trustee or such holders of such Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee, and should the holders of such Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Capital Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debentures; PROVIDED, HOWEVER, that such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation preference of Capital Securities shall have consented to such waiver or modification to such waiver; PROVIDED, FURTHER, that if the consent of the holder of each of the outstanding Junior Subordinated Debentures is required, such waiver shall not be effective until each

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holder of the Capital Securities shall have consented to such waiver. The
Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF NEW CAPITAL SECURITIES

     If an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a Direct Action for payment. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payment made to such holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Junior Subordinated Debentures held by the Trust or the Property Trustee and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    The Indenture provides that the Company shall not consolidate with or merge into any other Person (as defined in the Indenture) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (i) in case the Company consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person (if other than the Company) expressly assumes the Company's obligations under the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Indenture Event of Default, and no event which, after notice or lapse of time or both, would become an Indenture Event of Default, shall have happened and be continuing; (iii) if at the time any Capital Securities are outstanding, such transaction is permitted under the Declaration of Trust and the Guarantee and does not give rise to any breach or violation of the Declaration of Trust or the Guarantee; (iv) any such lease shall provide that it will remain in effect so long as any Junior Subordinated Debentures are outstanding; and (v) certain other conditions prescribed in the Indenture are met.

MODIFICATION OF INDENTURE

    From time to time the Company and the Indenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend,
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waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of outstanding Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of such Junior Subordinated Debentures; PROVIDED THAT no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the stated maturity of Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except such extension as is contemplated hereby) or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures the holders of which are required to consent to any such modification of the Indenture, PROVIDED THAT, so long as any Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Indenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding Capital Securities unless and until the principal of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

DEFEASANCE AND DISCHARGE

     The Indenture provides that the Company, at the Company's option: (i) will be discharged from any and all obligations in respect of the Junior Subordinated Debentures (except for certain obligations to register the transfer or exchange of Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) or (ii) need not comply with certain restrictive covenants of the Indenture (including that described in the second paragraph under "Certain Covenants of the Company"), in each case if the Company deposits, in trust with the Indenture Trustee, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, and interest and premium, if any, on the Junior Subordinated Debentures on the dates such payments are due in accordance with the terms of such Junior Subordinated Debentures. To exercise any such option, the Company is required to deliver to the Indenture Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the Junior Subordinated Debentures to recognize income, gain or loss for U.S. federal income tax purposes.


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DISTRIBUTIONS OF JUNIOR SUBORDINATED DEBENTURES; BOOK-ENTRY ISSUANCE

     Under certain circumstances involving the termination of the Trust, Junior Subordinated Debentures may be distributed to the holders of the Capital Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If distributed to holders of Capital Securities in liquidation, the Junior Subordinated Debentures will initially be issued in the form of global securities and certificated securities. DTC, or any successor depositary, will act as depositary for such global securities. It is anticipated that the depositary arrangements for such global securities would be substantially identical to those in effect for the Capital Securities. For a description of global securities and certificated securities, see "Book-Entry Issuance."

     There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Capital Securities.

PAYMENT AND PAYING AGENTS

     Bankers Trust Company initially will act as Paying Agent with respect to the Junior Subordinated Debentures. The Company at any time may designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent at the place of payment.

     Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any Junior Subordinated Debentures and remaining unclaimed for one year after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debentures shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debentures are and will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the

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Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                       DESCRIPTION OF NEW GUARANTEE

    The Old Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of such Old Capital Securities. As soon as practicable after the date hereof, the Old Guarantee will be exchanged by the Company for the New Guarantee for the benefit of the holders from time to time of the Capital Securities. The New Guarantee has been qualified under the Trust Indenture Act. As used herein, the term "Guarantee" refers to both the Old Guarantee and the New Guarantee (to the extent it replaces the Old Guarantee).

     Bankers Trust Company will act as trustee ("Guarantee Trustee") under the Guarantee. The Guarantee Trustee will hold the Guarantee on behalf of the Trust for the benefit of the holders of the Capital Securities. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms.

GENERAL

     The Company will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent set forth in the Guarantee and described herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert, other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has sufficient funds available therefor at the time, (ii) the redemption price with respect to any Capital Securities called for redemption, to the extent that the Trust has sufficient funds available therefor at such time and (iii) upon a voluntary or involuntary dissolution, winding up or termination of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (A) the aggregate liquidation amount of the Capital Securities and all accrued and unpaid Distributions thereon to the date of payment and (B) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities in liquidation

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of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Capital Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee is and will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Capital Securities, but will apply only to the extent that the Trust has sufficient funds available to make such payments.

     If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all general liabilities of the Company, except those made PARI PASSU or subordinate by their express terms. See "--Status of the Guarantee." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise.

     The Company has, through the Guarantee, the Junior Subordinated Debentures and the Indenture, taken together, fully and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the New Capital Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

     The Guarantee is and will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all liabilities of the Company, except those made PARI PASSU or subordinate by their express terms. The Guarantee does not place a limitation on the amount of additional indebtedness that may be incurred by the Company.

     The Guarantee will constitute a guarantee of payment and not of collection (i.e., if the Guarantee Trustee fails to enforce the Guarantee, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution of the Junior Subordinated Debentures to the holders of the Capital Securities in exchange for all of the Capital Securities.

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AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of New Capital Securities--Voting Rights; Amendment of the Declaration of Trust." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the registered holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     If the Guarantee Trustee fails to enforce the Guarantee, any holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of any Capital Security unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.



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TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect (i) upon full payment of the redemption price of all of the Capital Securities,
(ii) upon full payment of the amounts payable upon liquidation of the Trust or (iii) upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities in exchange for all of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

GOVERNING LAW

     The Guarantee is and will be governed by and construed in accordance with the laws of the State of New York.

                       DESCRIPTION OF OLD SECURITIES

    The terms of the Old Securities are identical in all material respects to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the New Capital Securities will not provide for Additional Distributions upon a Registration Default, and (iii) the New Junior Subordinated Debentures will not provide for Additional Interest upon a Registration Default. The Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by June 30, 1997 and declared effective by July 30, 1997, or if the Exchange Offer is not consummated within 30 days after the effective date of the Registration Statement or the Registration Statement ceases to be effective and this failure is not cured within two business days (each of the foregoing being previously defined as a "Registration Default"), Additional Interest will become payable in respect of the Junior Subordinated Debentures (including in respect of amounts accruing during any Extension Period), and corresponding Additional Distributions will become payable on the Old Capital Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $0.25 per week per $1,000 liquidation amount for each week (or portion thereof) that such Registration Default remains uncured. For each subsequent 90-day period in which the Registration Default remains uncured, this Additional Distribution rate increases $0.05 per week per $1,000 liquidation amount (subject to a maximum total of $0.50 per week per $1,000 liquidation amount). Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to Additional Distributions upon a Registration Default or any further registration rights under the Registration Rights Agreement, except under limited circumstances. The New Securities are not, and

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upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Additional Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors--Certain Consequences of a Failure to Exchange Old Capital Securities" and "Description of New Securities."

                RELATIONSHIP AMONG THE CAPITAL SECURITIES,
           THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of New Guarantee." If and to the extent that the Company does not make payments under the Junior Subordinated Debentures, the Trust will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company under the Indenture to enforce payment of such Distributions to such holder after the respective due dates. Taken together, the Company's obligations under the Junior Subordinated Debentures, the Indenture and the Guarantee provide, in the aggregate, a full and unconditional guarantee of payments of distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Capital Securities. The obligations of the Company under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Indebtedness of the Company.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Capital Securities and the Common Securities;
(ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the related Capital Securities; (iii) the Company will pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations under the Capital Securities; and (iv) the Declaration of Trust further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.


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     Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a related payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF NEW CAPITAL SECURITIES

     A holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Indebtedness of the Company will not constitute a default or Indenture Event of Default. In addition, in the event of payment defaults under, or acceleration of, Indebtedness of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Junior Subordinated Debentures would constitute an Indenture Event of Default under the Indenture.

LIMITED PURPOSE OF TRUST

    The Capital Securities evidence a beneficial ownership interest in the assets of the Trust, and the Trust exists for the sole purpose of issuing the Capital Securities and the Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of Capital Securities and the rights of a holder of Junior Subordinated Debentures is that a holder of Junior Subordinated Debentures is entitled to receive from the Company the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Trust (or from the Company under the Guarantee) if and to the extent the Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debentures, the holders of the Capital Securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of New Capital Securities-- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Indebtedness, but entitled to receive payment in full of principal and

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interest before any shareholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the Capital Securities), the positions of a holder of Capital Securities and a holder of Junior Subordinated Debentures relative to other creditors and to shareholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

           CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     In the opinion of Warner Norcross & Judd LLP, in its capacity as tax counsel to the Company ("Tax Counsel"), the following summary accurately describes the material U.S. federal income tax consequences that may be relevant to the purchase, ownership and disposition of the Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by U.S. Holders (defined below) who purchase the Capital Securities in the Exchange Offer. As used herein, a "U.S. Holder" means (i) a person that is a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the U.S. or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all the substantial decisions of such trust. The tax treatment of a holder may vary depending on its particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders that may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies or tax-exempt investors. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Capital Securities. This summary is based on the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and the opinions of Tax Counsel are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.
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     HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX
CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF NEW CAPITAL SECURITIES--REDEMPTION."

EXCHANGE OF CAPITAL SECURITIES

    The exchange of Old Capital Securities for New Capital Securities should not be a taxable event to holders for U.S. federal income tax purposes. The exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for U.S. federal income tax purposes because the New
Capital Securities should not be considered to differ materially in kind or extent from the Old Capital Securities and because the exchange will occur by operation of the terms of the Old Capital Securities. If, however, the exchange of the Old Capital Securities for the New Capital Securities were treated as an exchange for U.S. federal income tax purposes, such exchange should constitute a recapitalization for federal income tax purposes. Accordingly, the New Capital Securities should have the same issue price as the Old Capital Securities, and a holder should have the same adjusted tax basis and holding period in the New Capital Securities as the holder had in the Old Capital Securities immediately before the exchange.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the New Capital Securities in the Exchange Offer, Tax Counsel is of the opinion that under current law and assuming full compliance with the terms of the Declaration of Trust and other documents, the Trust will be classified as a grantor trust and will not be taxable as a corporation for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, each holder of Capital Securities will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures and, thus, will be required to include in its gross income its pro rata share of interest income or original issue discount that is paid or accrued on the Junior Subordinated Debentures.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     The Company, the Trust and the holders of the Capital Securities (by the acceptance of a beneficial interest in a Capital Security) will agree to treat the Junior Subordinated Debentures as indebtedness for all U.S. federal income tax purposes. In connection with the issuance of the New Junior Subordinated Debentures in the Exchange Offer, Tax Counsel is of the opinion that, under current law, and based on the representations, facts and assumptions set forth herein, the Junior Subordinated Debentures will be classified as indebtedness for U.S. federal income tax purposes.
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INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under the applicable Treasury regulations, the Junior Subordinated Debentures will not be treated as issued with "original issue discount" ("OID") within the meaning of section 1273(a) of the Code. Accordingly, except as set forth below, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's regular method of tax accounting.

     If, however, the Company exercises its right to defer payments of interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures will become OID instruments at such time and all holders of the Junior Subordinated Debentures and, consequently, holders of the Capital Securities will be required to accrue their pro rata share of OID (which will include both the stated interest and DE MINIMIS OID (if any) on the Junior Subordinated Debentures) on a daily economic accrual basis during the Extension Period even though the Company will not pay such interest until the end of the Extension Period, and even though some holders may use the cash method of tax accounting. Moreover, thereafter the Junior Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of an Extension Period, all holders would be required to continue to include the stated interest (and any DE MINIMIS OID) on the Junior Subordinated Debentures in income on a daily basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to such interest income. Under the OID economic accrual rules, a holder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Junior Subordinated Debentures, and actual cash payments of interest on the Junior Subordinated Debentures would not be reported separately as taxable income. Any amount of OID included in a holder's gross income (whether or not during an Extension Period) with respect to a Capital Security will increase such holder's tax basis in such Capital Security, and the amount of Distributions received by a holder in respect of such accrued OID will reduce the tax basis of such Capital Security.

     The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Junior Subordinated Debentures was OID regardless of whether the Company exercises its option to defer payments of interest on such debentures, all holders of Capital Securities would be required to include such stated interest in income on a daily economic accrual basis as described above.

     Corporate holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized by such holders with respect to the Capital Securities.


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DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF
THE TRUST

     As described under the caption "Description of New Junior Subordinated Debentures--Distribution of New Junior Subordinated Debentures; Book-Entry Issuance," Junior Subordinated Debentures may be distributed to holders in exchange for the Capital Securities and in liquidation of the Trust. Under current law, such a distribution would be non-taxable, and will result in the holder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its Capital Securities before such distribution. If, however, the liquidation of the Trust were to occur because the Trust is subject to U.S. federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, the distribution of the Junior Subordinated Debentures to holders would be a taxable event to the Trust and to each holder and a holder would recognize gain or loss as if the holder had exchanged its Capital Securities for the Junior Subordinated Debentures it received upon liquidation of the Trust. A holder would accrue interest in respect of the Junior Subordinated Debentures received from the Trust in the manner described above under "--Interest Income and Original Issue Discount."

     Under certain circumstances described herein (see "Description of New Capital Securities--Redemption"), the Junior Subordinated Debentures may be redeemed for cash, with the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would constitute a taxable disposition of the redeemed Capital Securities for U.S. federal income tax purposes, and a holder would recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of New Capital Securities" immediately below.

SALES OF NEW CAPITAL SECURITIES

     A holder that sells Capital Securities will recognize gain or loss equal to the difference between the amount realized by such holder on the sale of the Capital Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such holder's allocable share of the Junior Subordinated Debentures that the holder had not included in gross income previously) and the holder's adjusted tax basis in the Capital Securities sold. Such gain or loss generally will be a capital gain or loss and generally will be taxable as a long-term capital gain or loss if the Capital Securities have been held for more than one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.




                       77
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PROPOSED TAX LAW CHANGES

         On February 6, 1997, President Clinton released his budget proposals for fiscal year 1998. One of the revenue provisions of those proposals would generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation) where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. If enacted as proposed by the President, this provision would be effective for instruments issued on or after the date of first action by a Congressional committee with respect to the proposal. If this provision were to apply to the Junior Subordinated Debentures, the Company would not be able to deduct interest on the Junior Subordinated Debentures. On June 13, 1997, the House Ways and Means Committee approved the Revenue Reconciliation Act of 1997 and on June 19, 1997, the Senate Finance Committee approved a somewhat different version of the act. Neither the House nor the Senate version included President Clinton's proposal that would deny interest deductions on the Junior Subordinated Debentures. There can be no assurance, however, that final legislation or future legislative or administrative proposals will not adversely affect the ability of the Company to deduct interest on the Junior Subordinated Debentures or otherwise affect the tax treatment described herein. Such a change, therefore, could give rise to a Tax Event, which would permit the Company to cause a redemption of the Capital Securities or to terminate the Trust and distribute the Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust as described more fully under "Description of New Capital Securities-- Redemption--Special Event Redemption or Distribution of Junior Subordinated Debentures."

NON-U.S. HOLDERS

     As used herein, the term "Non-U.S. Holder" means any person that is not a U.S. Holder (as defined above). As discussed above, the Capital Securities will be treated as evidence of an indirect beneficial ownership interest in the Junior Subordinated Debentures. See "--Classification of the Trust." Thus, under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

     (i) no withholding of U.S. federal income tax will be required with respect to the payment by the Company or any paying agent of principal or interest (which for purposes of this discussion includes any OID) with respect to the Capital Securities (or on the Junior Subordinated Debentures) to a Non-U.S. Holder, provided (A) that the beneficial owner of the Capital Securities ("Beneficial Owner") does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of


                       78
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section 871(h)(3) of the Code and the regulations thereunder, (B) the
Beneficial Owner is not a controlled foreign corporation that is related to the Company through stock ownership, (C) the Beneficial Owner is not a bank whose receipt of interest with respect to the Capital Securities (or on the Junior Subordinated Debentures) is described in section 881(c)(3)(A) of the Code and (D) the Beneficial Owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder; and

     (ii) no withholding of U.S. federal income tax will be required with respect to any gain realized by a Non-U.S. Holder upon the sale or other disposition of the Capital Securities (or the Junior Subordinated
Debentures).

     To satisfy the requirement referred to in (i)(D) above, the Beneficial Owner, or a financial institution holding the Capital Securities on behalf of such owner, must provide, in accordance with specified procedures, to the Trust or its paying agent, a statement to the effect that the Beneficial Owner is not a U.S. Holder. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the Beneficial Owner provides his name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holding the Capital Securities on behalf of the Beneficial Owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

     If a Non-U.S. Holder cannot satisfy the requirements of the "portfolio interest" exception described in (i) above, payments of premium, if any, and interest (including any OID) made to such Non-U.S. Holder will be subject to a 30% withholding tax unless the Beneficial Owner provides the Company or its paying agent, as the case may be, with a properly executed
(1) IRS Form 1001 (or successor form) claiming an exemption from, or a reduction of, such withholding tax under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid with respect to the Capital Securities (or on the Junior Subordinated Debentures) is not subject to withholding tax because it is effectively connected with the Beneficial Owner's conduct of a trade or business in the United States.

     If a Non-U.S. Holder is engaged in a trade or business in the United States and interest with respect to the Capital Securities (or on the Junior Subordinated Debentures) is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on such interest income on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest income would be included in such foreign corporation's earnings and profits.
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
    Any gain realized by a Non-U.S. Holder upon the sale or other disposition of the Capital Securities (or the Junior Subordinated Debentures) generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a trade or business in the United States of the Non-U.S. Holder, (2) in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met, and (3) in the case of any gain representing accrued interest on the Junior Subordinated Debentures, the requirements described above are not satisfied.

   President Clinton's revenue proposal described above that would have denied an interest deduction to the Company for the interest payable on the Junior Subordinated Debentures also might have caused the Junior Subordinated Debentures to have been classified as equity (rather than indebtedness) of the Company for U.S. federal income tax purposes and, thus, would have caused the income derived from the Junior Subordinated Debentures to be characterized as dividend, rather than interest, income for such purposes. Dividend income is not eligible for the "portfolio interest" exception described in (i) above. Therefore, if such legislation were enacted, income derived by a Non-U.S. Holder on the Capital Securities may have been subject to the 30% U.S. federal withholding tax described above, unless a reduction or elimination of such tax was available under an applicable tax treaty or such dividend income was effectively connected with a trade or business carried on in the United States by such Non-U.S. Holder. Pending legislation described above does not presently include President Clinton's proposal. There can be no assurance, however, that final legislation or future legislative or administrative proposals will not adversely affect the characterization of income paid on the Capital Securities (or the Junior Subordinated Debt Securities) or otherwise adversely affect a Non-U.S. Holder. See "--Proposed Tax Law Changes."

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The amount of interest (or OID, if any) accrued with respect to the Capital Securities (or the Junior Subordinated Debentures) held of record by U.S. Holders (other than corporations and other exempt holders) will be reported annually to such holders and to the IRS. The Property Trustee currently intends to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Capital Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

     "Backup withholding" at a rate of 31% will apply to payments of interest (or OID, if any) to non-exempt U.S. Holders unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.
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     No information reporting or backup withholding will be required with respect to payments made by the Trust or any paying agent to Non-U.S. Holders if a statement described in (i)(D) under "Non-U.S. Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

     In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID or premium on the Junior Subordinated Debentures are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the Beneficial Owner, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of the Capital Securities to the owner thereof. If, however, such nominee, custodian, agent or broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the Beneficial Owner is not a U.S. person and certain other conditions are met or (2) the Beneficial Owner otherwise establishes an exemption.

     Payment of the proceeds from disposition of Capital Securities to or through a U.S. office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

     Any amounts withheld from a holder of the Capital Securities under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

                            BOOK-ENTRY ISSUANCE


     The New Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."


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DEPOSITARY PROCEDURES

    DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through a Participant or an Indirect Participant. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants with portions of the principal amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

     Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof for any purpose.

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     Payments in respect of the Global Capital Security registered in the name DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder. The Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee or the Trust. Neither the Trust nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interests in the Global Capital Securities trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof. Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any

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time. Neither the Trust nor the Property Trustee will have any responsibility for the performance by DTC, its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL
SECURITIES

     A Global Capital Security is exchangeable for Capital Securities in registered certificated form if (i) DTC notifies the Trust that it is unwilling or unable to continue as depositary for the Global Capital Security or has ceased to be a clearing agency registered under the Exchange Act and the Trust thereupon fails to appoint a successor depositary or (ii) the Company in its sole discretion elects to cause the issuance of the Capital Securities in certificated form. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated Capital Securities upon written request to the Property Trustee by or on behalf of DTC in accordance with customary procedures between the depositary and DTC. Certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

                        BENEFIT PLAN CONSIDERATIONS

    Before authorizing an investment in Capital Securities (including Old and New Capital Securities), fiduciaries of pension, profit sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each, a "Plan"), should consider, among other matters, (i) ERISA's fiduciary standards (including its prudence and diversification requirements), (ii) whether such fiduciaries have authority to make such investment in Capital Securities under the applicable Plan investment policies and governing instruments, and (iii) rules under ERISA and the Code that prohibit Plan fiduciaries from causing a Plan to engage in a "prohibited transaction."

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from, among other things, engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of

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
ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

    The Department of Labor ("DOL") has issued a regulation (29 C.F.R. sec. 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan. The Plan Assets Regulation provides that as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply.

    Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interest in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans) and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Old or New Capital Securities of the Trust that are held by Benefit Plan Investors will be less than 25% of the total value of such securities of the Trust, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held directly by the Company.

    It is possible that New Capital Securities received as the result of the Exchange Offer may qualify as "publicly offered securities" under the Plan Assets Regulation if, in addition to being offered pursuant to any effective registration statement, they are subsequently registered under the Exchange Act, are "widely held" and are "freely transferable" at the time of the Exchange Offer. Under the Plan Assets Regulation, a class of securities is "widely held" only if it is a class of securities owned by 100 or more investors independent of the issuer thereof and each other. Although it is possible that at the time of the Exchange Offer the "widely held" requirement will be satisfied, no assurances can be given that will be true. If the New Capital Securities are "publicly offered securities" at the time of the Exchange Offer, the assets of the Trust would not be assets of the Plans holding New Capital Securities as of such time.

     There can be no assurance that any of the exceptions set forth in the Plan Assets Regulation will apply to the Capital Securities and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Junior Subordinated Debentures held by the Trust. In the event that assets of the Trust are considered assets of an investing Plan, the Trustees, the Company and/or other persons, in providing services with respect to the Junior Subordinated Debentures, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA. In addition, certain transactions involving the Trust and/or Capital Securities could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan. For example, if the Company is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of the Banks or other subsidiaries), extensions of credit between the Company and the Trust (as represented by the Junior Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code.

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

    Because of ERISA's prohibitions and those of Section 4975 of the Code, Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person having "plan assets" of any Plan, unless such purchase or holding is covered by the exemptive relief provided by PTCE 96-23, 91-38, 95-60, 90-1 or 84-14 or another applicable exemption. If a purchaser or holder of Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 91-38, 95-60, 90-1 or 84-14, the Company and the Trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding. Any purchaser or holder of the Capital Securities or any interest therein that is a Plan or a Plan Asset Entity and is purchasing such securities on behalf of or with "plan assets" is deemed to have represented by its purchase and holding thereof that (i) the purchase and holding of the Capital Securities is covered by the exemptive relief provided by PTCE 96-23, 91-38, 95-60, 90-1, or 84-14 or another applicable exemption, (ii) the Company is not a "Fiduciary," within the meaning of
Section 3(21) of ERISA and the regulations thereunder with respect to such person's interest in the Capital Securities or the Junior Subordinated Debentures and (iii) in purchasing the Capital Securities, such person approves the purchase and holding of the Junior Subordinated Debentures and the appointment and retention of the Property Trustee.

     Any Plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Capital
Securities should consult with their own counsel.

    Governmental plans and certain church plans are not subject to ERISA, and are also not subject to the prohibited transaction provisions of
Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisers, should consider the impact of their respective state laws on investments in Capital Securities, and the considerations discussed above, to the extent applicable.

                           PLAN OF DISTRIBUTION

    Any broker-dealer who holds Securities that are Transfer Restricted Securities (as defined in the Registration Rights Agreement) and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company and the Trust), may exchange such Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the New Capital Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of this Prospectus, on the terms described below.

     Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the effective date of the Registration Statement (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of its addresses set forth herein under "The Exchange

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
Offer--The Exchange Agent." See "The Exchange Offer--Resales of New Capital Securities."

     Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities in the Exchange Offer. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities.

     Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.
The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                              LEGAL OPINIONS

     Certain matters of Delaware law relating to the validity of the New Capital Securities will be passed upon for the Trust by Richards, Layton & Finger, Wilmington, Delaware. The validity of the New Junior Subordinated Debentures and the Guarantee will be passed upon for the Company and the Trust by Warner Norcross & Judd LLP. Warner Norcross & Judd LLP and certain members of the firm are indebted to, and have banking and other trust relationships with, certain affiliated banks of the Company. As of April 25, 1997, partners of and attorneys employed by Warner Norcross & Judd LLP were the beneficial owners of 218,315 shares of the Company's common stock, which had an aggregate market value of $10,525,013 on that date. Shares reported as beneficially owned include all shares as to which such persons have the direct or indirect, sole or shared, power to direct voting or disposition, including personal shares as well as shares held in fiduciary capacities. Warner Norcross & Judd LLP will rely as to certain matters of Delaware law on the opinion of Richards, Layton & Finger. Certain U.S. federal income taxation matters also will be passed upon for the Company and the Trust by Warner Norcross & Judd LLP, as tax counsel to the Company.



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
                           INDEPENDENT AUDITORS

     The consolidated financial statements incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Arthur Andersen LLP, independent auditors, as stated in their report, which is incorporated herein by reference.












































                       89
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                                  PART II
                INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Under Sections 561 through 571 of the Michigan Business Corporation Act (the "MBCA"), directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

     The Company is obligated under its Restated Articles of Incorporation to indemnify its directors and executive officers to the full extent permitted under the MBCA. The Company may similarly indemnify persons who are not directors or executive officers to the extent authorized by the board of directors of the Company.

     The MBCA provides for indemnification of directors and officers if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company or its shareholders (and, if a criminal proceeding, if they had no reasonable cause to believe their conduct was unlawful) against: (i) expenses (including attorneys'
fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) arising out of a position with the Company (or with some other entity at the Company's request); and (ii) expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding by or in the right of the Company, unless the director or officer is found liable to the Company, provided that an appropriate court could determine that he or she is nevertheless fairly and reasonably entitled to indemnity for reasonable expenses incurred. The MBCA requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit or proceeding, and otherwise requires in general that the indemnification provided for in (i) and (ii) above be made only on a determination that the director or officer met the applicable standard of conduct by a majority vote of a quorum of the board of directors who were not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all independent directors not parties or threatened to be made parties to the action, suit or proceeding, or by the shareholders.

     In certain circumstances, the MBCA further permits advances to cover such expenses before a final determination that indemnification is permissible or required, upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct and an undertaking, which need not be secured, by or on behalf of the director or officer to repay such amounts if it shall ultimately be determined that he or she has not met the applicable standard of conduct.

     Indemnification under the MBCA is not exclusive of other rights to indemnification to which a person may be entitled under the Company's Restated Articles of Incorporation, Bylaws or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the MBCA continues as to a person who ceases to be a director or executive officer.

     The MBCA permits the Company to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with the Company, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, the Company maintains such insurance on behalf of its directors and officers.

     The Company has entered into indemnity agreements with its directors. The agreements provide that the Company will indemnify the director, subject to certain limitations, for expenses and costs, including the satisfaction of a judgment, fine or penalty incurred in, or in any amount paid in settlement of, any proceeding, including a proceeding brought by or in the name of the Company (such as a shareholder derivative suit), brought by reason of the fact that the indemnitee was serving as a director, officer, employee, agent or fiduciary of the Company or by reason of any action taken by the indemnitee while serving as a director, officer, employee, agent or fiduciary of the Company, or by reason of the fact that the indemnitee was serving at the request of the Company in a similar capacity with another entity, if such expenses and costs may be indemnified under the MBCA. In accordance with the Company's Restated Articles and Bylaws, the agreements are designed to provide the maximum protection allowed under federal and Michigan law. Indemnification is dependent upon the director meeting the standards of conduct set forth in the indemnity agreements.

    The Company has entered into similar agreements with the Regular Trustees. Under these agreements, the Company agrees to indemnify the Regular Trustees against expenses and costs, including the satisfaction of a judgment, fine or penalty incurred in, or in any amount paid in settlement of, any proceeding, including a proceeding brought by or in the name of the Trust, brought by reason of the fact that the indemnitee was serving as a Regular Trustee or agent of the Trust or by reason of any action taken by the indemnitee while serving as a Regular Trustee or agent


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
of the Trust, if such expenses and costs may be indemnified under federal, Michigan and Delaware law. The indemnification provided by these agreements is in addition to the indemnification provided to the Regular Trustees under the Declaration of Trust.

     Under the Declaration of Trust, the Company will agree to indemnify each "Debenture Issuer Indemnified Person" (which is defined as including the Regular Trustees; any affiliate of a Regular Trustee; any officer, director, shareholder, member, partner, employee, representative or agent of a Regular Trustee or any affiliate thereof; or any officer, employee or agent of the Trust or the Trust's affiliates) against costs and expenses incurred in connection with actions or proceedings in which the Debenture Issuer Indemnified Person is a party or threatened to be made a party, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Trust, and with respect to a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. However, no indemnification is allowed in actions by or in the name of the Trust if the indemnitee is adjudged liable to the Trust (unless a court determined otherwise).

     Furthermore, under the Declaration of Trust, the Company agrees to indemnify each "Fiduciary Indemnified Person" (which is defined as including the Property Trustee; the Delaware Trustee; any affiliate of the Property Trustee and the Delaware Trustee; and any officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of the Property Trustee and the Delaware Trustee) for, and to hold each Fiduciary Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the Declaration of Trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties under the Declaration of Trust.

     Under the Indenture, the Company agrees to indemnify each of the Indenture Trustee, any predecessor Indenture Trustee and their respective officers, directors, employees and agents, for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income, revenues or gross receipts of the Indenture Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust, including the costs and expenses of defending it against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Indenture. This indemnity obligation of the Company will constitute additional indebtedness under the Indenture and will survive the satisfaction and discharge of the Indenture. As security for the performance of this indemnity obligation of the Company, the Indenture Trustee will have a lien prior to the Junior Subordinated

Debentures upon all property and lands held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premiums, if any, on) or interest on particular Junior Subordinated Debentures.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS. The following exhibits are filed as part of this Registration Statement:

NUMBER    EXHIBIT

3.1 Restated Articles of Incorporation of Old Kent Financial Corporation. Previously filed as Exhibit 3(a) to Old Kent's Form 10-Q Quarterly Report for the quarter ended March 31, 1993. Here incorporated by reference.

3.2       Bylaws of Old Kent Financial Corporation.  Previously filed as
          Exhibit 3(b) to Old Kent's Form 8-K filed February 23, 1996. Here incorporated by reference.

3.3 Certificate of Trust of Old Kent Capital Trust I, dated as of January 27, 1997. See Exhibit 4.6.

3.4 Amended and Restated Declaration of Trust, dated as of January 31, 1997 among the Company; the Trust; Bankers Trust Company, as Property Trustee; Bankers Trust (Delaware), as Delaware Trustee; and the Regular Trustees named therein. See Exhibit 4.2.

4.1 Indenture, dated as of January 31, 1997, between the Company and Bankers Trust Company, as Debenture Trustee.<F*>

4.2 Amended and Restated Declaration of Trust, dated as of January 31, 1997 among the Company; the Trust; The Bankers Trust Company, as Property Trustee; Bankers Trust (Delaware), as Delaware Trustee; and the Regular Trustees named therein.<F*>

4.3 Form of Guarantee Agreement to be entered into by the Company and Bankers Trust Company, as Guarantee Trustee, and registered under the Securities Act of 1933, as amended.<F*>

4.4 Registration Rights Agreement, dated January 31, 1997, between the Trust, the Company and Lehman Brothers Inc.<F*>

4.5       Form of Junior Subordinated Debenture.<F*>

4.6 Certificate of Trust of Old Kent Capital Trust I, dated as of January 27, 1997.<F*>

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
4.7       Form of Capital Security Certificate.<F*>

4.8 All instruments defining the rights of holders of long-term debt of Old Kent Financial Corporation and its subsidiaries (not filed pursuant to clause 4(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission)

5.1 Opinion of Warner Norcross & Judd LLP, General Counsel to the Company, as to legality of the Junior Subordinated Debentures and the Guarantee to be issued by the Company.<F*>

5.2 Opinion of special Delaware counsel as to the legality of the Capital Securities to be issued by the Trust.<F*>

8.1 Opinion of Warner Norcross & Judd LLP as to certain U.S. federal income tax matters.<F*>

23.1      Consent of Arthur Andersen LLP.<F*>

23.2      Consent of special Delaware counsel (included in Exhibit 5.2)

23.3 Consent of Warner Norcross & Judd LLP (included in Exhibit 5.1 and Exhibit 8.1)

24.1      Powers of Attorney.<F*>

25.1 Form T-1 Statement of Eligibility of The Bankers Trust Company to act as trustee under the Indenture, as trustee under the Amended and Restated Declaration of Trust and as trustee under the Guarantee for the benefit of the holders of Capital
          Securities.<F*>

99.1      Form of Letter of Transmittal and instructions thereto.<F*>

99.2      Form of Notice of Guaranteed Delivery.<F*>

99.3      Form of Exchange Agent Agreement.<F*>

_____________________________
<F*> Previously filed.

          (b) FINANCIAL STATEMENT SCHEDULES. Financial statement schedules have been omitted because they are not applicable.

          (c)     REPORTS, OPINIONS AND APPRAISALS.  Not applicable.

ITEM 22.  UNDERTAKINGS.

     (1)  The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) (a) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (b) The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or
     (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (5) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (6) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on July 10, 1997.


                              OLD KENT FINANCIAL CORPORATION
                              (Registrant)


                              By /s/B.P. Sherwood, III*
                                 B.P. Sherwood, III
                                 Vice Chairman of the Board and Treasurer
                                    and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

   July 10, 1997                            /s/Richard L. Antonini*
                           Richard L. Antonini
                           Director


   July 10, 1997                            /s/John M. Bissell*
                                            John M. Bissell
                                            Director


   July 10, 1997                            /s/John D. Boyles*
                                            John D. Boyles
                                            Director


   July 10, 1997                            /s/William P. Crawford*
                                            William P. Crawford
                                            Director


   July 10, 1997                            /s/Richard M. DeVos, Jr.*
                                            Richard M. DeVos, Jr.
                                            Director


   July 10, 1997
                                            William G. Gonzalez
                                            Director

   July 10, 1997                            /s/James P. Hackett, Sr.*
                                            James P. Hackett, Sr.
                                            Director


   July 10, 1997                            /s/Erina Hanka*
                                            Erina Hanka
                                            Director


   July 10, 1997                            /s/Earl D. Holton*
                                            Earl D. Holton
                                            Director


   July 10, 1997                            /s/Robert L. Hooker*
                                            Robert L. Hooker
                                            Director


   July 10, 1997                            /s/Michael J. Jandernoa*
                                            Michael J. Jandernoa
                                            Director


   July 10, 1997                            /s/Fred P. Keller*
                                            Fred P. Keller
                                            Director


   July 10, 1997                            /s/John P. Keller*
                                            John P. Keller
                                            Director


   July 10, 1997                            /s/Hendrik G. Meijer*
                                            Hendrik G. Meijer
                                            Director







   July 10, 1997                            /s/Percy A. Pierre*
                                            Percy A. Pierre
                                            Director

   July 10, 1997                            /s/Patrick M. Quinn*
                                            Patrick M. Quinn
                                            Director


   July 10, 1997                            /s/Robert L. Sadler*
                                            Robert L. Sadler
                                            Vice Chairman of the Board and
                                              Director


   July 10, 1997                            /s/Marilyn J. Schlack*
                                            Marilyn J. Schlack
                                            Director


   July 10, 1997                            /s/Peter F. Secchia*
                                            Peter F. Secchia
                                            Director


   July 10, 1997                            /s/B.P. Sherwood, III*
                                            B.P. Sherwood, III
                                            Vice Chairman of the Board and
                                              Treasurer and Director
                                              (Principal Financial Officer)


   July 10, 1997                            /s/David J. Wagner*
                                            David J. Wagner
                                            Chairman, President, Chief
                                              Executive Officer and
                                              Director (Principal Executive
                                              Officer)


   July 10, 1997                            /s/Margaret Sellers Walker*
                                            Margaret Sellers Walker
                                            Director


   July 10, 1997                            /s/Albert T. Potas
                                            Albert T. Potas
                                            Senior Vice President (Principal
                                              Accounting Officer)

                                            *By /s/Mary E. Tuuk
                                                Mary E. Tuuk
                                                Attorney-In-Fact

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on July 10, 1997.


                              OLD KENT CAPITAL TRUST I
                              (Registrant)


   July 10, 1997              By /S/ MARY E. TUUK
                                 Mary E. Tuuk
                                 Regular Trustee

   July 10, 1997              By /S/ ALBERT T. POTAS*
                                 Albert T. Potas
                                 Regular Trustee

   July 10, 1997              By /S/ THOMAS E. POWELL*
                                 Thomas E. Powell
                                 Regular Trustee

                                *By /S/ MARY E. TUUK
                                    Mary E. Tuuk
                                    Attorney-In-Fact

                               EXHIBIT INDEX

NUMBER                             EXHIBIT

3.1 Restated Articles of Incorporation of Old Kent Financial Corporation. Previously filed as Exhibit 3(a) to Old Kent's Form 10-Q Quarterly Report for the quarter ended March 31, 1993. Here incorporated by reference.

3.2       Bylaws of Old Kent Financial Corporation.  Previously filed as
          Exhibit 3(b) to Old Kent's Form 8-K filed February 23, 1996. Here incorporated by reference.

3.3 Certificate of Trust of Old Kent Capital Trust I, dated as of January 27, 1997. See Exhibit 4.6.

3.4 Amended and Restated Declaration of Trust, dated as of January 31, 1997 among the Company; the Trust; Bankers Trust Company, as Property Trustee; Bankers Trust (Delaware), as Delaware Trustee; and the Regular Trustees named therein. See Exhibit 4.2.

4.1 Indenture, dated as of January 31, 1997, between the Company and Bankers Trust Company, as Debenture Trustee.<F*>

4.2 Amended and Restated Declaration of Trust, dated as of January 31, 1997 among the Company; the Trust; The Bankers Trust Company, as Property Trustee; Bankers Trust (Delaware), as Delaware Trustee; and the Regular Trustees named therein.<F*>

4.3 Form of Guarantee Agreement to be entered into by the Company and Bankers Trust Company, as Guarantee Trustee, and registered under the Securities Act of 1933, as amended.<F*>

4.4 Registration Rights Agreement, dated January 31, 1997, between the Trust, the Company and Lehman Brothers Inc.<F*>

4.5       Form of Junior Subordinated Debenture.<F*>

4.6 Certificate of Trust of Old Kent Capital Trust I, dated as of January 27, 1997.<F*>

4.7       Form of Capital Security Certificate.<F*>

4.8 All instruments defining the rights of holders of long-term debt of Old Kent Financial Corporation and its subsidiaries (not filed pursuant to clause 4(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission)

5.1 Opinion of Warner Norcross & Judd LLP, General Counsel to the Company, as to legality of the Junior Subordinated Debentures and the Guarantee to be issued by the Company.<F*>

5.2 Opinion of special Delaware counsel as to the legality of the Capital Securities to be issued by the Trust.<F*>

8.1 Opinion of Warner Norcross & Judd LLP as to certain U.S. federal income tax matters.<F*>

23.1      Consent of Arthur Andersen LLP.<F*>

23.2      Consent of special Delaware counsel (included in Exhibit 5.2)

23.3 Consent of Warner Norcross & Judd LLP (included in Exhibit 5.1 and Exhibit 8.1)

24.1      Powers of Attorney.<F*>

25.1 Form T-1 Statement of Eligibility of The Bankers Trust Company to act as trustee under the Indenture, as trustee under the Amended and Restated Declaration of Trust and as trustee under the Guarantee for the benefit of the holders of Capital
          Securities.<F*>

99.1      Form of Letter of Transmittal and instructions thereto.<F*>

99.2      Form of Notice of Guaranteed Delivery.<F*>

99.3      Form of Exchange Agent Agreement.<F*>

_____________________________

<F*> Previously filed.